SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party Other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Section 240.14a-2.

Twin Disc, Incorporated

(Name of Registrant as Specified In Its Charter)

____________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TWIN DISC, INCORPORATED

222 East Erie Street, Suite 400, Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS – OCTOBER 31, 2024

NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF TWIN DISC, INCORPORATED

The Annual Meeting of Shareholders (the “Annual Meeting”) of Twin Disc, Incorporated, a Wisconsin corporation

(the “Corporation”), will be held at 2:00 P.M. (Central Time) on Thursday, October 31, 2024, at the offices of von Briesen & Roper, s.c., 411 East Wisconsin Avenue, Suite 1000, Milwaukee, Wisconsin 53202 for the following purposes:

1.	To elect two Directors to serve until the Annual Meeting of Shareholders in 2027.

2.	To consider an advisory vote to approve the compensation of the Corporation’s Named Executive Officers.

3.	To approve the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan.

4.	To ratify the appointment of RSM US LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2025.

5.	To transact any other business that may properly come before the Annual Meeting.

Only holders of record of shares of common stock of the Corporation at the close of business on August 23, 2024, shall be entitled to vote at the Annual Meeting.

A proxy appointment card and our proxy statement are enclosed with this notice. The proxy card shows the form in which your shares are registered and affords you the opportunity to direct the voting of those shares, even if you are unable to attend the Annual Meeting in person. Please review these proxy materials and follow the applicable instructions.

Jeffrey S. Knutson
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 31, 2024

Our proxy materials, including the Proxy Statement and 2024 Annual Report on Form 10-K, are available over the internet at http://ir.twindisc.com/proxy, and most of our stockholders will receive only a notice (“Notice”) containing instructions on how to access the proxy materials over the internet and vote online. If you receive this Notice but would still like to receive paper copies of the proxy materials, please follow the instructions on the Notice or on the website referred to on the Notice.

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YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, WE ASK YOU TO PLEASE TAKE ADVANTAGE OF ONE OF THE OPTIONS YOU HAVE FOR VOTING YOUR SHARES IN ADVANCE OF THE ANNUAL MEETING. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTE: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY SIGNING AND RETURNING YOUR PROXY APPOINTMENT IN THE ENCLOSED ENVELOPE. THE APPLICABLE INSTRUCTIONS AND DEADLINES FOR EACH OPTION ARE STATED ON THE PROXY CARD AND IN THE PROXY STATEMENT. IF YOUR PROXY APPOINTMENT / VOTING INSTRUCTIONS ARE NOT RECEIVED BEFORE THE APPLICABLE DEADLINE, THE PROXY WILL BE RULED INVALID. AFTER SUBMITTING YOUR VOTING INSTRUCTIONS, SHOULD YOU FIND IT CONVENIENT TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PRIOR INSTRUCTIONS AND VOTE IN PERSON.

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2024 Proxy Statement

TWIN DISC, INCORPORATED

September 13, 2024

DATE, TIME AND PLACE OF MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Annual Meeting of Shareholders to be held at 2:00 P.M. (Central Time), at the offices of von Briesen & Roper, s.c., 411 East Wisconsin Avenue, Suite 1000, Milwaukee, Wisconsin, 53202 on Thursday, October 31, 2024, or any adjournment thereof. Holders of common stock of record at the close of business on August 23, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting and each shareholder shall have one vote for each share of common stock registered in the shareholder’s name. Shares represented by a signed proxy appointment or electronic proxy vote will be voted in the manner specified in the form of proxy or, if no specification is made, in a manner consistent with the Board of Directors’ recommendation for each of the proposals mentioned therein.

The Corporation intends to commence distribution of this proxy statement and accompanying form of proxy to shareholders on or about September 13, 2024.

HOW TO VOTE YOUR SHARES

Shareholders may vote their shares by properly appointing a proxy, voting in advance of the Annual Meeting via the Internet or by phone, or attending and voting during the Annual Meeting.

Registered Shareholders

Registered shareholders of the Corporation (shareholders who hold shares through the Corporation’s transfer agent, Computershare) may appoint a proxy by delivering, either in person, by mail or by messenger, the enclosed proxy appointment form. Appointment forms must be received by the Secretary of the Corporation not less than 48 hours prior to the date of the Annual Meeting. The proxy appointment form must be signed in handwriting. The signature must be sufficiently legible to allow the inspector to distinguish it as representing the name of the registered shareholder, or must be accompanied by a rubber stamp facsimile or hand-printed name, including the shareholder’s surname and either the shareholder’s first or middle name as represented on the corporate records and any titles, offices or words indicating agency which appear in the corporate records. PROXY APPOINTMENT FORMS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

Registered shareholders may also vote via the Internet by accessing www.investorvote.com/twin or by telephone at 1-800-652-8683. The telephone and Internet voting procedures are designed to authenticate the shareholder’s identity, to allow the shareholder to give voting instructions and to confirm that such instructions have been properly recorded. Registered shareholders may vote via the Internet or by telephone up to 11:59 PM Eastern Time on October 30, 2024. Shareholders that vote via the Internet should understand that there might be costs associated with electronic access that they must bear, such as usage charges from Internet access providers and telecommunications companies.

Street Name Shareholders

Street name shareholders (shareholders whose shares are registered in the name of a bank or brokerage firm) will receive instructions from the bank or broker that they must follow to have their shares voted. Street name shareholders may be eligible to vote their shares electronically via the Internet or by telephone. If the bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, the voting form will provide instructions about how to vote shares electronically.

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HOW TO REVOKE YOUR PROXY

The person giving the proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy appointment form to the Secretary at least 48 hours prior to the date of the Annual Meeting. If the proxy was voted via the Internet or by telephone, the person may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The person giving the proxy may also revoke it by attending the Annual Meeting and voting the shares, or by delivering a signed written statement revoking the proxy to the Secretary prior to the date of the Annual Meeting. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

RECORD DATE AND QUORUM REQUIREMENTS

The record date with respect to this solicitation is August 23, 2024. On that date, there were outstanding 14,104,256 shares of common stock of the Corporation entitled to vote at the Annual Meeting. There also are 200,000 shares of no-par preferred stock authorized, of which 150,000 shares have been designated Series A Junior Preferred Stock, but none are outstanding. The presence of a majority of the outstanding shares of common stock of the Corporation, either represented by a signed proxy appointment or electronic proxy vote or present in person, will constitute a quorum at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2025

If a shareholder wishes to present a proposal for consideration for inclusion in the Notice of the Meeting and Proxy Statement for the 2025 Annual Meeting of Shareholders, the proposal must be received at the Corporation’s principal executive offices no later than May 16, 2025. Shareholder proposals received later than July 15, 2025 will be considered untimely, and will not be considered at the Corporation’s 2025 Annual Meeting. Any such proposal must comply with the requirements of Section (14)(a) of the Corporation’s Restated Bylaws.

If a shareholder wishes to nominate a person for election to the Board of Directors of the Corporation, such nomination shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely for the 2025 Annual Meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than July 15, 2025. Any such notice must comply with the requirements of Section (14)(b) of the Corporation’s Restated Bylaws.

In addition to satisfying the foregoing requirements under the Corporation’s Restated Bylaws, to comply with the universal proxy rules for the 2025 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Corporation’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by September 1, 2025.

PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Corporation’s Board of Directors and will be voted in favor of the Directors’ recommendations on each and all matters properly brought before the Annual Meeting, unless the undersigned shareholder specifically instructs the holder or holders of the proxy to the contrary.

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VOTES REQUIRED FOR PROPOSALS AND HOW VOTES WILL BE COUNTED

With respect to the election of Directors (Proposal No. 1), votes may be cast in favor or withheld. Votes that are withheld will have no legal effect and will not be counted as votes cast in the election of Directors. Assuming a quorum is present, Directors shall be elected by a plurality of votes cast by the shares entitled to vote at the Annual Meeting (i.e., the individuals with the largest number of votes cast in favor of their election will be elected as Directors, up to the maximum number of Directors to be chosen in the election). In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Broker non-votes, as defined below, will be counted for purposes of determining a quorum, but will not be counted as votes cast in the election of Directors.

With respect to the advisory vote on the compensation of the Corporation’s Named Executive Officers (Proposal No. 2), votes may be cast “For” or “Against” the resolution. Votes “For” must exceed votes “Against” in order for the resolution on compensation of the Named Executive Officers to be considered approved by the shareholders. This vote is not binding on the Corporation. The Compensation and Human Capital Committee of the Board of Directors will take the results of the vote into consideration in addressing future compensation policies and practices.

With respect to approval of the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (“the Plan”) (Proposal No. 3), votes may be cast “For” or “Against.” The affirmative vote of a majority of votes cast at the annual meeting (assuming a quorum is present) shall be required for the approval of the Plan. Broker non-votes, as defined below, will not be counted as votes cast in connection with this proposal, and will have no effect on the outcome of the approval of the Plan.

With respect to the ratification of the appointment of independent auditors (Proposal No. 4), votes may be cast “For” or “Against.” The appointment will be ratified if a majority of the shares present and entitled to vote on the matter are voted “For” ratification. If the appointment of the independent auditors is not ratified, the Audit Committee will reconsider such appointment.

Brokers who hold shares in street name for customers are not permitted to vote on certain matters without specific instructions from the beneficial owners of the shares. A “broker non-vote” occurs on an item submitted for shareholder approval when the broker does not have the authority to vote on the item in the absence of instructions from the beneficial owner and the broker does not in fact receive such instructions. A broker non- vote is treated as “present” for purposes of determining a quorum, has the effect of a vote against a particular proposal when a majority of the issued and outstanding shares is required for approval of the proposal, and has no effect when a majority of the shares present in person or by proxy and entitled to vote or a plurality or majority of the votes cast is required for approval.

Brokers and other nominees may vote on the ratification of the appointment of RSM US LLP as our independent auditors for the fiscal year ending June 30, 2025 (Proposal No. 4) without specific instructions from beneficial owners. Therefore, no broker non-votes are expected to exist in connection with this proposal. However, brokers or other nominees may not vote on the election of Directors (Proposal No. 1), the advisory vote on Named Executive Officer compensation (Proposal No. 2) or the approval of the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (Proposal No. 3), without specific instructions from the beneficial owners of the shares. Therefore, an undetermined number of broker non-votes may occur on Proposals No. 1, 2 and 3.

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PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

PRINCIPAL SHAREHOLDERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 16, 2024 and additional information obtained by the Corporation, the following table sets forth the persons or group of persons having beneficial ownership (as defined by the Securities and Exchange Commission) of more than 5% of the issued and outstanding common stock of the Corporation.

		Nature of
		Beneficial	Amount	Percent
Name	Address	Ownership	Owned	of Class

John H. Batten	704 Waters Edge Rd.	Power to vote	2,065,692 (1)	14.6%
	Racine, WI	Beneficial	475,314	3.4%

GAMCO Investors, Inc.	One Corporate Center Rye, NY	Power to vote & dispose of stock	2,112,393 (2)	15.0%

Juniper Investment Company, LLC	555 Madison Avenue New York, NY	Power to vote & dispose of stock	1,024,954	7.3%

AMH Equity, Ltd.	370 Lexington Avenue New York, NY	Power to vote & dispose of stock	740,603	5.3%

(1)	Held as trustee under various trusts and as guardian for a non-immediate family member.
(2)	Represents shares held by various entities which are directly or indirectly controlled by Mario J. Gabelli and for which he acts as chief investment officer.

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DIRECTORS AND EXECUTIVE OFFICERS

Based upon the records of the Corporation, filings with the Securities and Exchange Commission as of August 16, 2024 and additional information obtained by the Corporation, the following table sets forth the number of shares of common stock of the Corporation beneficially owned by each of the Directors of the Corporation, each of the executive officers named in the Summary Compensation Table and the number of shares beneficially owned by all Directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
John H. Batten	2,541,006 (2)	18.0%
Jeffrey S. Knutson	150,628 (3)	1.1%
Michael Doar	108,430 (4)	*
Janet P. Giesselman	50,486 (4)	*
David W. Johnson	60,495 (4)	*
Michael C. Smiley	62,621 (4)	*
Juliann Larimer	16,482 (4)	*
Kevin M. Olsen	13,941 (4)	*

All Directors and
Executive Officers
as a group (8 persons)	3,004,089 (4)	21.3%

* Denotes ownership of less than one percent of shares outstanding.

(1)

Shares listed include any shares owned by a spouse, minor children and immediate relatives who share the same household as a Director or officer. Inclusion of any such shares is not to be considered an admission of beneficial ownership.

(2)

Includes 2,065,692 shares held by Mr. Batten as trustee under various family trusts and as guardian for non-immediate family member. Also includes restricted stock grants of 48,251 shares that vest in fiscal 2026 and 32,933 shares that vest in fiscal 2027.

(3)	Includes restricted stock grants of 23,691 shares that vest in fiscal 2026 and 16,170 shares that vest in fiscal 2027.
(4)	Included above are unvested restricted shares as follows: Mr. Doar 9,670, Ms. Giesselman 5,397, Mr. Johnson 7,534, Mr. Smiley 5,397, Ms. Larimer 5,397 and Mr. Olsen 5,397.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons to serve as Directors for the Corporation, each for a term to expire at the Annual Meeting of Shareholders following the fiscal year ending June 30, 2027, as indicated below. Shares of common stock represented by properly executed proxy appointments will be voted for the two nominees listed unless authority to do so is withheld.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

TERMS EXPIRE IN 2024:

Janet P. Giesselman Age 70	Retired President of Dow Oil & Gas, a business unit of The Dow Chemical Company, Midland, Michigan. Also Director, Ag Growth International (A global provider of grain handling and storage equipment), Director, Corteva Agriscience (The only major agriscience company dedicated to agriculture), Former Director, Avicanna, Inc. (A biopharmaceutical company), Former Director, GCP (A construction company) and Former Director, Omnova Solutions (A global provider of emulsion polymers and specialty chemicals).	Ms. Giesselman is a retired senior executive of a global public company. Her background includes strategic planning, financial oversight, sales, marketing, start-ups, mergers and acquisitions and global regulatory expertise. Ms. Giesselman has extensive international experience and a broad background in the oil and gas and the agricultural sectors.	June 2015

David W. Johnson Age 61	Vice President and Chief Financial Officer, Johnson Outdoors, Inc., Racine, Wisconsin (A global provider of outdoor recreation products).	Mr. Johnson is a sitting CFO of a public company. His strengths include financial leadership, new business development, operational restructuring, cost savings and strategic analysis.	July 2016

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ELECTING THE NOMINEES LISTED ABOVE AS DIRECTORS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTORS.

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The Directors whose terms are continuing, and the classes to which they have been elected, are set forth below. Each Director whose term is continuing was elected to his or her present term of office by a vote of shareholders at a meeting for which proxies were solicited.

Principal Occupation and Other
Name and	Public Company Directorships		Served as Director
Current Age	Held Within Past Five Years	Skills and Qualifications	Continuously Since

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2025:

John H. Batten Age 59	Chief Executive Officer, Twin Disc, Incorporated since May 2019; formerly President and CEO since July 2013; formerly President and Chief Operating Officer since July 2008, and Executive Vice President since October 2004.	Mr. Batten is a sitting CEO of a public company. His skill sets include strategic and operational planning, financial oversight, and organizational development as well as extensive domestic and international experience in engineered products and a complex manufacturing environment.	December 2002

Juliann Larimer Age 58	Chair of the Board and retired President and Chief Executive Officer, Peak Technologies, Milwaukee, Wisconsin (A provider of end-to-end mobility and digital supply chain solutions for performance-driven organizations).	Ms. Larimer is Board Chair and former CEO of a technology company and former Vice President of Sales for a global public company, Zebra Technologies. She is skilled in strategic planning, global sales strategy and management of diverse teams.	February 2022

Kevin M. Olsen Age 53	President and Chief Executive Officer, Dorman Products, Colmar Pennsylvania (A supplier of replacement parts for the global automotive aftermarket industry).	Mr. Olsen is a sitting CEO of a public company, and former CFO.His skills include executive leadership, financial management and strategic planning.	August 2022

TERMS EXPIRE IN 2026:

Michael Doar Age 69	Executive Chairman and former Chairman and Chief Executive Officer, Hurco Companies, Inc., Indianapolis, Indiana (A global manufacturer of machine tools)	Mr. Doar is Executive Chairman and former CEO of a public company. His experience includes strategic planning, financial oversight, compensation and organizational competencies.	October 2008

Michael C. Smiley Age 65	Former Chief Financial Officer, Zebra Technologies Corp., Lincolnshire, Illinois (A global provider of enterprise asset intelligence solutions to identify, track and manage the deployment of critical assets for improved business efficiency). Mr. Smiley was previously a Director of the Corporation from 2010–2018.	Mr. Smiley is a former CFO of a public company. His competencies include strategic planning, financial oversight, mergers and acquisitions, extensive domestic and international experience in complex manufacturing and engineered and technology products.	August 2019

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PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF THE CORPORATION’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934 (as amended), the Board of Directors is holding a separate, non-binding advisory vote seeking approval of the compensation of the Corporation’s Named Executive Officers, as disclosed in the “Executive Compensation” portion of this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives you the opportunity to indicate your support or lack of support for the Corporation’s fiscal 2024 compensation practices and programs for the Named Executive Officers by voting on the following resolution:

RESOLVED, that the compensation paid to the Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K including the executive compensation disclosures, is hereby APPROVED.

As described in the “Executive Compensation” section of this Proxy Statement, and in particular the “Executive Summary” portion of the Executive Compensation section of this Proxy Statement, the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for the short-term and long-term performance of the Corporation.

A significant portion of the potential compensation of the Corporation’s Named Executive Officers is directly linked to the Corporation’s performance and the creation of shareholder value, and payments under the Corporation’s incentive programs have correlated to the Corporation’s actual performance. In addition, long- term performance stock awards were granted in 2021 subject to three-year objectives for return on invested capital, cumulative sales revenue and earnings per share. Based on the cumulative performance of the Corporation over the past three fiscal years with respect to these three performance measures, the performance stock awards vested at 148.7% of the target level in fiscal 2024.

The Corporation also maintains compensation practices that are aligned with sound governance practices. For example, the Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments. In addition, the Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

This shareholder vote is advisory, and therefore not binding on the Corporation. However, the Board of Directors and its Compensation and Human Capital Committee will take the results of the vote into consideration in addressing future compensation policies and practices.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE RESOLUTION TO APPROVE THE COMPENSATION PAID TO THE CORPORATION’S NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: APPROVAL OF THE TWIN DISC, INCORPORATED AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

The Board of Directors has presented for approval the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (the “Omnibus Plan”). It is the judgment of the Board of Directors that the long-term incentive grants made under the Corporation’s previous long-term incentive plans have been effective and useful in attracting, retaining and motivating directors, officers and other key employees of the Corporation, as well as in encouraging them to increase their stock ownership in the Corporation. The adoption of the Omnibus Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding directors, employees, and consultants, and to encourage them to increase their proprietary interests in the Corporation.

If approved, the Omnibus Plan will amend and restate the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan (as amended, the “2021 Plan”), and will also replace the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”). The Corporation wishes to combine its equity compensation plans for employees, consultants, and non-employee directors into a single plan, and to aggregate the available shares for issuance to employees, consultants, and non-employee directors into a single pool of shares available for awards. Accordingly, if the Omnibus Plan is approved, no additional stock-based awards will be granted under the 2020 Directors’ Plan, and all future awards of stock-based compensation to directors, employees, and consultants will be made under the Omnibus Plan. In addition, because the Omnibus Plan is an amendment and restatement of the 2021 Plan, shares available for issuance under the Omnibus Plan may be used to satisfy awards already made under the 2021 Plan that have not yet vested.

Certain Material Differences Between the Omnibus Plan, the 2021 Plan, and the 2020 Directors’ Plan

The following is a summary of certain material differences between the Omnibus Plan, the 2021 Plan, and the 2020 Directors’ Plan. This summary is qualified by and subject to the actual provisions of the Omnibus Plan, which is attached as Appendix A.

•

Shares Available. The aggregate number of shares of the Corporation’s common stock reserved for issuance under the Omnibus Plan is 1,636,550 shares, which consists of the previously-approved 715,000 shares of common stock reserved for issuance under the 2021 Plan prior to this amendment and restatement (of which no shares remain available for issuance); 521,550 shares of common stock that remain available for issuance under the 2020 Directors’ Plan; and 400,000 newly authorized shares of common stock.

•

Eligible Participants. The 2021 Plan allowed for awards to officers and key employees of the Corporation, and the 2020 Directors’ Plan allows for awards to non-employee directors of the Corporation. The Omnibus Plan allows for awards to officers, key employees, and non-employee directors, and also allows for awards to consultants of the Corporation.

These changes add to certain best practices that were already contained in the 2021 Plan and the 2020 Directors’ Plan, including:

•

Share Recycling. The Omnibus Plan provides that shares received by the Corporation in connection with the exercise of an award, including shares tendered in payment of a stock option’s or stock appreciation right’s exercise price or shares tendered to the Corporation for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.

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•

Minimum Vesting of Awards. All awards issued under the Omnibus Plan must have a minimum one-year vesting schedule from the date on which the award is granted (or, in the case of awards issued to non-em- ployee directors on the date of an annual meeting of the Corporation’s shareholders, continued service up to the date of the following annual meeting of the Corporation’s shareholders); provided, however, that awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of the Corporation’s com- mon stock available under the Omnibus Plan may be granted to participants without regard to the minimum vesting requirement.

•	No Evergreen Provisions. The Omnibus Plan does not contain a provision for automatic funding additions over the life of the Omnibus Plan.

•

Double Trigger for Payouts Relating to a Change in Control. The Omnibus Plan does not automatically vest and pay out awards to employees or consultants following a change in control of the Corporation. Rather, awards will only vest and be paid out based on a change in control if the participant is involuntarily terminated or resigns for good reason (as defined) following a change in control.

•

“Change in Control” Definition. The “Change in Control” definition, as it pertains to involuntary termination following a change in control, provides that a change in control occurs upon the consummation of a merger, consolidation, liquidation, or sale of substantially all of the Corporation’s assets, rather than upon shareholder approval of such events.

•

Clawback Provisions. Awards under the Omnibus Plan are subject to the Corporation’s mandatory and discretionary clawback policies, as well as any additional clawback policies adopted by the Board of Directors or the Compensation and Human Development Committee, any applicable law, and the listing standards of NASDAQ.

•

Meaningful Limits on Director Compensation. The Omnibus Plan is designed to place a meaningful limit on the aggregate compensation payable to each non-employee director in any fiscal year. Specifically, the aggregate grant date fair value (as determined in accordance with FASB ASC Topic 718 or any successor provision) of awards granted during any fiscal year of the Corporation to any non-employee director may not, when added to the cash compensation received by the non-employee director during the fiscal year, exceed $500,000.

Share Usage in 2021 Plan and 2020 Directors’ Plan

As of August 23, 2024, there were no shares of common stock that remained available for future issuance under the 2021 Plan, and there were 521,550 shares of common stock that remained available for issuance under the

2020 Directors’ Plan. If the Omnibus Plan is approved, any shares issuable pursuant to outstanding awards under the 2021 Plan that are forfeited after August 23, 2024, will added back to the number of shares available for future grants under the Omnibus Plan, but no shares will continue to be available for future grants under the

2020 Directors’ Plan.

The following table sets forth information regarding outstanding equity outstanding as of August 23, 2024, for all of the Corporation’s equity award plans. These figures include awards made under the Omnibus Plan, which is subject to shareholder approval. The figures represent an update to those provided in our Form 10-K for the fiscal year ended June 30, 2024, filed on September 6, 2024, and in the section of this proxy statement entitled “Equity Compensation Plan Information.”

Outstanding options/SARs	0
Outstanding restricted stock, restricted stock units, and performance stock(1)	744,102
Total ordinary shares outstanding	14,104,256

(1)	Assumes performance-based awards are paid out at target.

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Combined, these figures represented approximately 5.28% of ordinary shares outstanding as of August 23, 2024.

The Company’s grant history over the past three fiscal years under the 2021 Plan and the 2020 Director’s Plan was as follows:

			Restricted Stock	Performance	Performance	Restricted	Weighted
	Restricted	Restricted Stock	Units with	Stock Awarded	Stock Vested	Stock Awarded	Average Basic
	Stock Awarded	Units Awarded	Performance	(Officers,	for Three Year	(Non-Employee	Common Shares
	(Officers)	(Officers)	Conditions	At Target)	Period Ending	Directors)	Outstanding
FY2022	3,272	67,427	0	103,575	0	53,932	13,352,509
FY2023	129,871	0	72,376	118,131	199,406	52,450	13,467,590
FY2024	79,563	0	0	119,349	142,826	38,981	13,683,121
TOTALS	212,706	67,427	72,376	341,055	342,232	145,363	N/A

Performance stock awards that were granted in fiscal 2022 for the three-year vesting period that ended June 30, 2024 vested at 148.7% of target. Performance stock awards that were granted in fiscal 2021 with respect to the three-year fiscal period that ended June 30, 2023 vested at 89.4% of target. For performance stock awards that were granted in fiscal 2020 with respect to the three-year performance period that ended on June 30, 2022, all of the shares were forfeited based on the Corporation’s performance for such vesting period. With respect to the grants of restricted stock shown above, a total of 2,413 shares of restricted stock granted to officers were for- feited and 0 shares of restricted stock granted to directors were forfeited. With respect to the grants of restricted stock units shown above, a total of 6,427 shares were forfeited.

Material Features of the Omnibus Plan

A summary of the material features of the Omnibus Plan and the federal income tax consequences of the Omnibus Plan follows. Statements about the Omnibus Plan are qualified by and subject to the actual provisions of the Omnibus Plan, which is attached as Appendix A.

Administration

With respect to awards made to key employees and consultants of the Corporation, the Compensation and Human Capital Committee of the Board of Directors, or such other committee as the Board of Directors may designate (the “Committee”), will administer the Omnibus Plan with respect to awards made to key employees and consultants of the Corporation. The Committee has the discretionary authority to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan for awards to employees and consultants, to select the eligible employees and consultants who shall receive awards under the Omnibus Plan, to grant awards to employees and consultants under the Omnibus Plan and determine the terms and conditions of such awards, and to interpret the Omnibus Plan and/or any agreement entered into under the Omnibus Plan. With respect to awards made to non-employee directors, the Board of Directors will administer the Omnibus Plan and will exercise such powers. In the discussion below, the term “Administrator” refers to the Committee with respect to awards for key employees and consultants of the Corporation, and to the Board of Directors with respect to awards for non-employee directors of the Corporation.

Eligibility

The Omnibus Plan is designed to benefit key employees (including officers) and consultants of the Corporation and its subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Corporation and/or any of its subsidiaries. There are currently approximately 20 employees and consultants that the Corporation anticipates will receive awards under the Omnibus Plan. The Omnibus Plan is also designed to benefit non-employee directors of the Corporation. As of August 23, 2024, the Corporation has six non-employee directors, each of whom is expected to receive awards under the Omnibus Plan.

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The grant of awards under the Omnibus Plan is discretionary. No determination has been made as to which of the individuals eligible to participate in the Omnibus Plan will receive awards under the Omnibus Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. It is expected, however, that the Committee will make these determinations with respect to employees and consultants on the basis of the person’s responsibilities and present and potential contributions to the Corporation’s success, and that among those who may qualify as recipients of awards will be officers and other key employees and consultants of the Corporation and its majority-owned subsidiaries. It is also expected that a portion of each non-employee director’s annual retainer will be paid in the form of restricted stock. However, because shares available under the Omnibus Plan may be used to fulfill awards already made under the Omnibus Plan, the following table shows the awards that were made to the following individuals and groups of individuals under the 2020 Directors’ Plan and the 2021 Plan during the fiscal year ended June 30, 2024, as well as awards under the Omnibus Plan during the Corporation’s current fiscal year subject to shareholder approval of the Omnibus Plan.

NEW PLAN BENEFITS

	2021 Plan		Omnibus Plan		2020 Directors’ Plan
Name and Position	Dollar Value of Awards	Number of Shares Subject to Awards	Dollar Value of Awards	Number of Shares Subject to Awards	Dollar Value of Awards	Number of Shares Subject to Awards
John H. Batten, President and CEO	$1,052,203	82,332 (1)	$1,033,830	76,185 (2)	—	—
Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary	$ 519,632	40,425 (3)	$ 507,613	37,407 (4)	—	—
Non-Executive Director Group	—	—	—	—	$552,162	40,757 (5)
Non-Executive Officer Employee Group	$ 973,261	76,155 (6)	$1,084,162	79,894 (7)	—	—

(1)

Consists of 32,933 shares of restricted stock and a target number of 49,399 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 3, 2023 (the grant date) of $12.78.

(2)

Consists of 30,474 restricted stock units and a target number of 45,711 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 1, 2024 (the grant date) of $13.57.

(3)

Consists of 16,170 shares of restricted stock and a target number of 24,255 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 3, 2023 (the grant date) of $12.78.

(4)

Consists of 14,963 restricted stock units and a target number of 22,444 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 1, 2024 (the grant date) of $13.57.

(5)

Consists of 40,757 shares of restricted stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718 based on the closing price of Twin Disc shares on the grant dates, ranging from $13.08 to $15.91.

(6)

Consists of 30,460 shares of restricted stock and a target number of 45,695 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 3, 2023 (the grant date) of $12.78.

(7)

Consists of 31,958 restricted stock units and a target number of 47,936 shares of performance stock. Dollar value of awards is computed in accordance with Financial Accounting Standards Board ASC Topic 718, and is based on the closing price of Twin Disc shares on August 1, 2024 (the grant date) of $13.57.

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Limit on Non-Employee Director Compensation

The aggregate grant date fair value (as determined in accordance with FASB ASC Topic 718 or any successor provision) of awards granted during any fiscal year of the Corporation to any non-employee director may not, when added to the cash compensation received by the non-employee director during the fiscal year, exceed $500,000.

Awards Available Under the Omnibus Plan

Benefits under the Omnibus Plan (“Benefits”) may be granted, awarded or paid in any one or a combination of stock options, stock appreciation rights, restricted stock awards, restricted stock units, cash-settled restricted stock units, performance stock awards, performance stock unit awards, performance unit awards, and dividend equivalent awards. The aggregate number of shares of the Corporation’s common stock reserved for issuance under the Omnibus Plan is 1,636,550 shares, which consists of the previously-approved 715,000 shares of common stock reserved for issuance under the 2021 Plan prior to this amendment and restatement (of which no shares remain available for issuance); 521,550 shares of common stock that remain available for issuance under the 2020 Directors’ Plan; and 400,000 newly authorized shares of common stock. Shares issued under the Omnibus Plan which may be authorized and unissued shares or shares reacquired by the Corporation in the open market or a combination of both. The aggregate amount is subject to proportionate adjustments for stock dividends, stock splits and similar changes. Shares available for issuance under the Omnibus Plan may be used to satisfy awards made under the Omnibus Plan prior to the date of the Omnibus Plan’s amendment and restatement.

Stock Options. Stock options consist of options (either incentive stock options or non-qualified stock options) to purchase shares of the Corporation’s common stock. The Administrator establishes the time(s) at which options may be exercised and whether all of the options may be exercisable at one time or in increments over time. The option price or procedure for setting the option price is set by the Administrator at the time of granting of an option. The purchase price of option shares may be paid in cash, common stock of the Corporation, a combination of both, or such other legal and appropriate forms or means as the Administrator may determine.

A maximum of 100,000 options may be granted to a participant during any fiscal year. In the event of stock dividends, splits and similar capital changes, the Plan provides for appropriate adjustments in the number and option prices of shares subject to outstanding options.

For incentive stock options, the option price may not be less than the fair market value of the Corporation’s stock on the date of grant; however, if the recipient owns more than 10% of the Corporation’s stock, the option price must be at least 110% of the fair market value on the date of grant. Incentive stock options must be exercised within ten years after the date of grant unless the recipient of the option owns more than 10% of the Corporation’s stock, in which case they must be exercised within five years of the date of grant. Under certain circumstances, extensions or other modifications of outstanding options may result in disqualification of an option as an incentive option.

For non-qualified options, the option price may not be less than the fair market value of the Corporation’s stock on the date of grant. The option holder must also pay the Corporation, at the time of exercise, the amount of federal, state and local withholding taxes required to be withheld by the Corporation. These taxes may be settled in cash or with common stock of the Corporation, including stock that is part of the award or that is received upon exercise of the stock option that gives rise to the withholding requirement.

Except for certain corporate events (e.g., stock splits), repricing of options and repurchase of underwater options are expressly prohibited, unless approved by the Corporation’s shareholders.

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Stock Appreciation Rights. Stock appreciation rights may be granted under the Omnibus Plan with respect to options granted concurrently or previously under the Omnibus Plan (“Tandem SARs”) or on a stand-alone basis (“Stand Alone SARs”).

Each Tandem SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the option price thereof. A Tandem SAR will be exercisable at the time and to the extent the option to which it relates is exercisable. Holders of Tandem SARs will be permitted to exercise the right or the related option, but not both. Upon exercise of a Tandem SAR, rights will be paid in cash. Any exercise will reduce the shares issuable under the Omnibus Plan under which the related option was granted by the number of shares with respect to which the right is exercised.

Each Stand Alone SAR permits the holder to receive the difference between the market price (on the date of exercise) of the shares to which it relates and the exercise price of such shares (i.e., the value specified in the agreement governing the grant of the Stand Alone SAR). The exercise price may not be less than the fair market value of the Corporation’s stock on the date of grant. Upon exercise, rights will be paid in common stock of the Corporation or cash, or a combination of both, as determined by the Administrator.

Except for certain corporate events (e.g., stock splits), repricing of SARs and repurchase of underwater SARs are expressly prohibited, unless approved by the Corporation’s shareholders.

Restricted Stock. Restricted stock becomes vested only if earned by the recipient by remaining in the employment of the Corporation, subject to certain exceptions. The minimum restriction on shares of restricted stock is one year of continued service by the participant, but the Administrator may impose longer service requirements and/or additional restrictions. Restricted stock may also be subject to vesting in installments. Until the restrictions lapse, the holder of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock. Any cash or stock dividends paid on shares of restricted stock will be automatically deferred, and will be paid to the participant only if and to the extent the underlying shares of restricted stock vest. Cash or stock dividends payable with respect to shares of restricted stock that are forfeited shall also be forfeited. Cash or stock dividends will be paid within 30 days after the restrictions on the shares of restricted stock to which such dividends relate lapse, and cash dividends shall be paid with an appropriate rate of interest, as determined by the Administrator. The Administrator does not have discretion to override this requirement.

For non-employee directors of the Corporation, in addition to discretionary grants of restricted stock, the Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to non-employee directors for service as members of the Board (exclusive of committee chair or meeting fees) be paid in shares of restricted stock. As of the date of each annual meeting of shareholders of the Corporation, each non-employee director who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting will receive an award of restricted stock equal to the portion of the annual retainer designated by the Board. The number of shares of restricted stock shall be based on the annual retainer in effect as of the date of the annual meeting, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in restricted stock by the fair market value of the Corporation’s common stock as of the date of the annual meeting, rounded down to the nearest whole share. Restrictions on shares of restricted stock that the Board designates shall be paid as part of the non-employee director’s annual retainer shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the restricted stock was awarded if the non-employee director continues to serve on the Board up to such meeting.

Non-employee directors may also elect to receive shares of restricted stock in lieu of all or a portion of their base annual retainer that would otherwise be paid in cash. The amount that would otherwise be paid in cash shall be converted to a fixed number of shares of restricted stock by dividing the dollar value of the cash that would otherwise have been paid by the fair market value per share of common stock as of the date such payment would have been made, and rounding down to the nearest whole share. Elections to receive restricted stock in lieu of cash may be made semi-annually, and will apply to amounts earned for service during the six months after the deadline to make the election. Shares of restricted stock that are issued in lieu of cash pursuant to such an election will vest on the one-year anniversary of the date that the cash would have otherwise been paid to the participant.

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All shares of restricted stock issued to non-employee directors shall fully vest if the director’s service on the Board terminates due to death or disability. In addition, restricted stock will be forfeited if: (1) the non-employee director’s service as a member of the Board ends prior to the vesting date; (2) the non-employee director is recommended by the Corporation to be re-elected to the Board and fails to be re-elected by the shareholders of the Corporation to the Board in that election; or (3) the non-employee director is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the non-employee director’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or other applicable listing standards).

Restricted Stock Units. Restricted stock units represent a right to receive a specified number of shares of the Corporation’s common stock upon the lapse of a substantial risk of forfeiture. The minimum restriction on shares of restricted stock units is one year of continued service by the participant, but the Administrator may impose longer service requirements and/or additional restrictions. There is no purchase or exercise price associated with restricted stock units or with the shares issued in settlement of the award. Restricted stock units do not entitle participants to voting rights or rights to receive cash dividends until shares of common stock are issued in settlement of such awards. The Administrator may, however, grant dividend equivalent awards to participants who receive restricted stock units.

Cash-Settled Restricted Stock Units. A cash-settled restricted stock unit entitles the participant to a cash payment equal to the fair market value of a share of the common stock of the Corporation upon the lapse of a substantial risk of forfeiture. The minimum restriction on cash-settled restricted stock units shall be one year of continued service by the participant. Other restrictions may include continued employment by the participant for a longer period of time, satisfaction of performance goals, or any other factors that the Administrator deems relevant.

Performance Stock Awards. Performance stock awards provide for artificial shares, contingently granted, and entitle the participant to actual shares of common stock at the time of payment if predetermined performance goals are achieved.

Performance Stock Units. A performance stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock of the Corporation if predetermined performance goals are achieved. The vesting date will be the last day of the performance period in which a performance goal is met.

Performance Units. A performance unit entitles the participant to receive a specified cash payment in the event the Corporation achieves predetermined objectives.

Dividend Equivalent Awards. Dividend equivalent awards entitle the participant to receive amounts equal to ordinary dividends that are paid on the shares underlying an award while the award is outstanding. Such awards may be granted on a free-standing basis or in connection with another award, except that dividend equivalent awards may not be granted with respect to options or SARs. Dividend equivalent awards relating to an under- lying award shall be paid only if, when and to the extent such underlying award vests, and payments due under stand-alone dividend equivalent awards shall be made after applicable restrictions lapse or the vesting conditions are satisfied.

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Material Terms of the Performance Goals

The performance goals for performance stock awards, performance stock unit awards, and performance unit awards may be established by the Administrator, based on one or more of the following measures, or upon such other business criteria as the Administrator shall determine in its sole discretion:

•  gross revenues

•  sales

•  net asset turnover

•  earnings per share

•  cash flow

•  cash flow from operations

•  return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Corporation’s capital charge)

•  net operating profit after taxes as a percentage of the Corporation’s capital charge

•  operating profit or income

•  EBITDA as a percent of sales

•  debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Corporation)

•  net income

•  operating income

•  net income margin

•  return on net assets

•  return on total sales

•  return on common equity

•  return on total capital

•  total shareholder return

The Administrator may establish targets under one or more of these performance goals based on single year or multi-year periods; on a Corporation-wide basis or with respect to one or more subsidiaries, business units, divisions or departments of the Corporation; in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies; and with or without regard to changes in accounting or extraordinary, unusual or non-recurring items.

Non-transferability

Unless otherwise provided in an agreement governing the grant of an award, a participant’s rights shall be exercisable during lifetime only by the participant, and no award may be sold, transferred or assigned, except that options and stock appreciation rights are transferable by will and pursuant to the laws of descent and distribution.

Effect of Termination of Employment or Service

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Administrator, if a participant’s employment or service is terminated due to death or disability: (i) all options and stock appreciation rights shall immediately vest and will be fully exercisable for a period specified by the Plan; (ii) restrictions on shares of restricted stock shall lapse; (iii) restrictions on restricted stock units shall lapse and the participant (or their designated beneficiary) will receive the number of shares of common stock represented by such restricted stock units; (iv) restrictions on cash-settled restricted stock units shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the fair market value of the Corporation’s common stock as of the date of termination for each such unit; (v) the participant (or their designated beneficiary) shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards; and (vi) restrictions on dividend equivalent awards shall lapse and the participant (or their designated beneficiary) will receive a cash payment equal to the amount of dividend equivalents credited to the participant.

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Unless otherwise provided in an agreement governing the grant of an award or as determined by the Administrator, if a participant voluntarily terminates employment or service before retirement or is terminated for cause: (i) all unexpired and unexercised options and stock appreciation rights shall immediately terminate; (ii) all shares of restricted stock still subject to restriction shall be forfeited (except that the Board or the Committee may waive such forfeiture); (iii) all restricted stock units, cash-settled restricted stock units, and dividend equivalent awards still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) all performance stock awards, performance stock unit awards and performance unit awards shall be forfeited by the participant.

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Administrator, if a participant terminates employment or service for any other reason than those described above: (i) unexpired and unexercised options and stock appreciation rights shall terminate, except that vested options or stock appreciation rights may be exercised by the participant for three years (three months for incentive stock options) after the participant’s termination (or until the expiration of the option or stock appreciation right if shorter); (ii) shares of restricted stock still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); (iii) all restricted stock units, cash-settled restricted stock units, and dividend equivalent awards still subject to restriction shall be forfeited (except that the Committee may waive such forfeiture); and (iv) the participant shall receive a prorated payout of any performance stock awards, performance stock unit awards and performance unit awards if and when the performance goals are achieved.

Termination Following a Change in Control (Applicable for Awards to Employees and Consultants Only)

Unless otherwise provided in an agreement governing the grant of an award or as determined by the Committee, if a an event constituting a change in control of the Corporation occurs and a participant either terminates employment or service for good reason or is involuntarily terminated by the Corporation without cause after the change in control: (i) unexpired and unexercised options and stock appreciation rights shall immediately vest and will be fully exercisable, and the participant shall receive a cash payment (which would be in lieu of shares in the case of options) equal to the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over the per share exercise price for such option or SAR; (ii) restrictions on shares of restricted stock shall lapse and forfeitability provisions shall cease to apply; (iii) forfeitability provisions relating to restricted stock units shall immediately cease to apply and the participant shall be issued the number of shares of common stock represented by such restricted stock units; (iv) forfeitability provisions relating to cash-settled restricted stock units shall immediately cease to apply and the participant will receive a cash payment equal to the fair market value of the Corporation’s common stock; (v) the participant shall receive a payout of any performance stock awards, performance stock unit awards and performance unit awards as if the target performance objectives had been fully achieved (except that for any Participant who received an award under the Plan or the 2018 Plan prior to November 1, 2021 shall receive a payout of any performance stock awards, performance stock unit awards and performance unit awards as if the maximum performance objectives had been fully achieved); and (vi) dividend equivalent awards shall immediately vest and the participant will receive a cash payment equal to the amount of dividend equivalents credited to the participant. These provisions do not apply to awards made to non-employee directors of the Corporation.

Amendment

The Board of Directors may amend, alter or discontinue the Plan. However, no such change may impair the rights of any participant under any Benefit without the participant’s consent, and no amendment shall, without the approval of the Corporation’s shareholders, (i) increase the total number of shares of common stock that may be issued under the Plan or increase the amount or type of option that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of common stock that may be subject to options under the Plan; (iii) modify the eligibility requirements under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

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Clawbacks

All awards under the Omnibus Plan, and all amounts paid or payable with respect to all awards under the Omnibus Plan (including any property, such as shares of common stock, received in connection with any exercise or vesting of any awards, and any proceeds received from the disposition of any such property), shall be subject to clawback under the Twin Disc, Incorporated Mandatory Clawback Policy and the Twin Disc, Incorporated Discretionary Clawback Policy (as such policies may be amended or restated from time to time), as well as any additional clawback policies adopted by the Board of Directors or the Committee from time to time, any applicable law (including but not limited to Section 304 of the Sarbanes Oxley Act of 2002), and the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

Effective Date

The 2021 Plan became effective on August 4, 2021, the date it was approved by the Board of Directors, and it was subsequently approved by the Corporation’s shareholders on October 28, 2021. The provisions of the amended and restated Omnibus Plan became effective August 1, 2024, the date it was approved by the Board of Directors, provided that the shareholders approve the Plan by a majority of votes at a meeting of such share- holders before the first anniversary of the effective date of the Omnibus Plan. If the Corporation’s shareholders do not approve the Omnibus Plan before August 1, 2025, all awards made under the Omnibus Plan will be null and void (except that non-employee directors of the Corporation may receive restricted stock from the remaining shares under the 2020 Directors’ Plan), the version of the 2021 Plan as in effect prior to the effective date of the amendment and restatement will remain in effect, and the 2020 Directors’ Plan will remain in effect. No stock options or other Benefits included in the Plan may be granted after August 1, 2034.

Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences of the Twin Disc, Incorporated, Amended and Restated 2021 Omnibus Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. It is designed to provide a general understanding of the Corporation’s interpretation of the U.S. federal income tax consequences for individuals who are U.S. citizens or residents. State, local and other tax consequences are not addressed below.

Stock Options. The grant of a stock option does not produce taxable income to the participant or a tax deduction to the Corporation or any subsidiary. Upon exercise of a non-qualified option, the excess of the fair market value of the common stock acquired over the option price is (a) taxable to the participant as ordinary income and (b) deductible by the Corporation (assuming withholding, if required). The tax basis for the common stock acquired is the option price plus that taxable excess.

Upon exercise of an incentive option, the excess of the fair market value of the common stock acquired over the option price will be an item of tax preference to the participant (unless the participant disposes of the common stock in that same year). If the common stock is held by the participant for at least two years after the date of grant and one year after the date of exercise of the option (i) the participant does not realize any income as a result of exercising the option, (ii) the tax basis of the common stock received is the option price, and (iii) the Corporation is not entitled to any tax deduction by reason of the exercise. Any gain realized on the ultimate sale of the common stock that is held for the appropriate period is treated as gain resulting from the disposition of a capital asset. If the participant does not hold the common stock for at least two years after the date of a grant and one year after the date of exercise, the excess of the fair market value of the common stock at the time of exercise of the option (or the proceeds of disposition, if less) over the option price will, in the year of disposition, be (a) taxable to the participant as ordinary income and (b) deductible by the Corporation (assuming withholding, if required). The tax basis for the common stock received will be the option price plus that taxable excess. The gain realized on the sale of the common stock over the tax basis will be treated as gain resulting from the disposition of a capital asset.

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Stock Appreciation Rights. No income will be recognized by the recipient of a stock appreciation right until shares representing the amount of the appreciation or the tax equivalent, if so elected, are transferred to the recipient pursuant to the exercise of the right. The amount of such income will be equal to the fair market value of such shares on the exercise date (or the cash equivalent), and will be ordinary income. Subject to the applicable provisions of the Code, the Corporation will be entitled to a deduction at the same time and in the same amount.

Restricted Stock. The grant of a restricted stock award will not result in taxable income to the recipient on the date of the grant, unless the recipient makes a timely election under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. At the time the substantial risk of forfeiture terminates with respect to a restricted stock award, the then fair market value of the stock will constitute ordinary income to the recipient, and the Corporation will then be entitled to a deduction in the same amount. However, a recipient of restricted stock who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the substantial risk of forfeiture) over the purchase price, if any, of such restricted shares. If a recipient makes an election under Section 83(b) of the Code, the Corporation generally will be entitled to a corresponding deduction in the year of grant.

Any appreciation (or depreciation) after the date the value of the restricted shares initially becomes taxable to the recipient that the recipient later realizes upon a subsequent disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to restrictions generally will be treated as deferred compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. The grant of a restricted stock unit will not result in realization of taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and stock is issued, the tax consequences for restricted stock awards (see above paragraph) will be recognized. An election to have the restricted stock unit taxed at the grant date cannot be made under Section 83(b) of the Code because no stock is transferred to the participant on the grant date of the restricted stock unit.

Cash-Settled Restricted Stock Units. The grant of cash-settled restricted stock units will not ordinarily result in taxable income to the recipient on the date of grant. At the time the substantial risk of forfeiture terminates with respect to such award, any cash received will constitute ordinary income to the recipient, and the Corporation will then be entitled to a deduction in the same amount.

Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards. The grant of a performance stock, performance stock unit or performance unit award generally will result in taxable income to the recipient on the earlier of actual receipt of compensation pursuant to the award or when compensation is credited to the recipient’s account, or set apart, or otherwise made available. Subject to the applicable provisions of the Code, including but not limited to Section 162(m) of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in an amount equal to the compensation realized by the employee.

Dividend Equivalent Awards. A participant who receives a dividend equivalent award generally will not recognize any taxable income, and the Corporation will not have any tax consequences, at the time the dividend equivalent award is granted. When a participant is paid for the award, the amount of any cash received will constitute ordinary income to the participant, and the Corporation will be entitled to a tax deduction in the same amount in the year the award is paid.

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Tax Effect for the Corporation. The Corporation will generally be entitled to a tax deduction in connection with awards under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. However, special rules limit the deductibility of compensation paid to “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Vote Required

The Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation’s common stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE TWIN DISC, INCORPORATED AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending June 30, 2025, including service to our consolidated subsidiaries. RSM has acted in this capacity since fiscal 2018, following a competitive bidding process. A representative of RSM will attend the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Stockholder ratification of the selection of RSM as our independent registered public accounting firm is not required. However, the Audit Committee deems it good corporate governance to submit the selection of RSM to the stockholders for ratification.

Fees to Independent Registered Public Accounting Firm

Audit Fees

Aggregate fees billed or expected to be billed for professional services rendered by RSM in connection with (i) the audit of the Corporation’s consolidated financial statements as of and for the years ended June 30, 2024 and June 30, 2023, including statutory audits of the financial statements of the Corporation’s affiliates, and (ii) the reviews of the Corporation’s quarterly financial statements were $1,423,800 and $1,387,500, respectively.

Audit-Related Fees

Aggregate fees billed for professional services rendered by RSM for assurance and services reasonably related to the performance of the audit or review of the Corporation’s financial statements not included in audit fees above were $0 and $8,800 for the years ended June 30, 2024 and 2023, respectively. The fiscal 2023 fees related to attestation services required by a grant program at the Corporation’s foreign affiliate in the Netherlands.

Tax Fees

There were no fees billed by RSM during the years ended June 30, 2024 and 2023, respectively, pertaining to tax compliance, tax advice, and tax planning.

All Other Fees

During the years ended June 30, 2024 and 2023, there were no fees billed by RSM for products and services other than those listed above.

The Audit Committee has determined that the provision of services rendered above that were not related to its audit of the Corporation’s financial statements were at all times compatible with maintaining RSM’s independence.

Pre-Approval Policies and Procedures

The Audit Committee annually pre-approves known or anticipated audit and non-audit services and fees. Additional non-audit services and fees not included in the annual pre-approval are submitted to a designated committee member for approval before the work is performed. These fees are then presented at the next Audit Committee meeting for formal documentation of approval. For the year ended June 30, 2024, 100% of audit- related, tax and other fees were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2025. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL BE VOTED “FOR” RATIFICATION.

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CORPORATE GOVERNANCE

The Corporation’s business is conducted under the direction of the Board of Directors, pursuant to the laws of the State of Wisconsin and our Restated Bylaws. Members of the Board of Directors are kept informed of the Corporation’s business through discussions with the President and Chief Executive Officer and with key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Corporation has reviewed its corporate governance policies and practices, particularly in light of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rule changes made or proposed by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market. We believe that our current policies and practices meet all applicable requirements. Our updated corporate governance policies, including updated charters for committees of the Board, are made available to our shareholders on our website, www.twindisc.com, and/or through appropriate mailings.

Board Independence

The Corporation requires, as set forth in its Guidelines for Corporate Governance, that a majority of the Board members be independent outside Directors. “Independent Director,” as used here, means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. At a minimum, to qualify as “independent,” a Director must so qualify under governing rules, regulations and standards, including those issued by the SEC and the NASDAQ Stock Market. The Nominating and Governance Committee of the Board assesses independence on an ongoing basis, and the Directors are responsible for bringing to the attention of the Nominating and Governance Committee any changes to their status that may affect independence. In addition, the Directors are required to complete, on at least an annual basis, a questionnaire prepared by the Corporation that is designed to elicit information that relates to the independence assessment. A majority of the current Board of Directors are independent Directors.

The Board has determined that the following Directors are independent within the meaning of SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance: Messrs. Doar, Johnson, Olsen and Smiley, and Mses. Giesselman and Larimer.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer (“CEO”) are separated between Mr. Smiley and Mr. Batten. This allows our CEO (Mr. Batten) to focus on the day-to-day business operations, while allowing the Chairman of the Board (Mr. Smiley) to lead our Board in its role of providing oversight and advice to management. The Board retains the authority to modify this leadership structure as and when appropriate to best address the Company’s current circumstances and to advance the interests of all shareholders.

The Chairman of the Board presides over executive sessions of the independent directors; serves as liaison between the CEO and other independent directors; consults with the CEO as to appropriate scheduling and agendas of meetings of the Board; and serves as the principal liaison for communication by shareholders and employees directed specifically toward non-management directors.

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Board Diversity

The following shows the diversity make-up of the Board of Directors as of August 1, 2024:

Board Diversity Matrix (As of August 1, 2024)

Total Number of Directors: 7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board’s Role in Risk Oversight

The Corporation’s Board of Directors is ultimately responsible for overseeing the Corporation’s approach to business risks that it faces. The Board receives regular reports from the Corporation’s management regarding significant developments in the industries and markets in which the Corporation competes, as well as information regarding the Corporation’s financial performance, capital needs and liquidity. With the assistance of management, the Board regularly identifies the risks that are most significant to the Corporation. The Board’s agendas are planned so that each of these risks, the potential exposure they create, management’s efforts to manage those risks and other mitigating activities, are discussed at least annually. Risk management is also an integral part of the Corporation’s annual strategic planning process, and risks identified through that process are also reviewed and discussed by the full Board.

Various committees of the Board also have roles in the oversight of risk management. The Audit Committee focuses on financial risk, including the Corporation’s internal controls regarding finance, accounting, legal compliance and ethical behavior. The Compensation and Human Capital Committee evaluates risks that may be created by the Corporation’s compensation policies and practices, and also annually reviews the adequacy and status of the Corporation’s management succession plans.

Guidelines for Business Conduct and Ethics

Our Guidelines for Business Conduct and Ethics (the “Guidelines”) summarize the compliance and ethical standards and expectations we have for all our employees, executive officers and Directors with respect to their conduct in furtherance of the Corporation’s business. The Guidelines, which are available on the Corporation’s website, www.twindisc.com, contain procedures for reporting suspected violations of the provisions contained in the Guidelines, including procedures for the reporting of questionable accounting or auditing matters, or other concerns regarding accounting, internal accounting controls or auditing matters. These materials are also available in print to any shareholder upon request. If we make any substantive amendment to the Guidelines, we will disclose the nature of such amendment on our website at www.twindisc.com or in a current report on Form 8-K. In addition, if a waiver from the Guidelines is granted to an executive officer or Director, we will disclose the nature of such waiver on our website at www.twindisc.com or in a current report on Form 8-K.

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Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, all executive officers, Directors and employees of the Corporation are prohibited from trading in options, warrants, puts and calls or other similar instruments on securities of the Corporation or engaging in short sales of securities of the Corporation. In addition, our Insider Trading Policy prohibits all executive officers, Directors and employees of the Corporation from engaging in any hedging or monetization transactions involving securities of the Corporation, and prohibits Directors and executive officers from holding securities of the Corporation in a margin account or pledging securities of the Corporation as collateral for a loan. Our Insider Trading Policy is available on our website, www.twindisc.com.

Review, Approval or Ratification of Transactions with Related Persons

Our Guidelines also specifically require that all employees, executive officers and Directors refrain from business activities, including personal investments, which conflict with the proper discharge of their responsibilities to the Corporation or impair their ability to exercise independent judgment with respect to transactions in which they are involved on behalf of the Corporation. The Guidelines include policies on the review and approval of significant transactions between the Corporation and its executive officers or employees, and their relatives or businesses.

At the end of each fiscal year, each Director and officer must respond to a questionnaire that requires him or her to identify any transaction or relationship that occurred during the year or any proposed transaction that involves the Corporation (or any subsidiary or affiliate of the Corporation) and that individual, their immediate family and any entity with which they or such immediate family member are associated. All responses to the questionnaires are reviewed by the Corporation’s internal audit department and shared with the CEO and Audit Committee, as appropriate. Based upon such review, there were no related party transactions with respect to persons who were Directors or executive officers during fiscal 2024 requiring disclosure under the rules of the Securities and Exchange Commission, except as noted below.

Timothy Batten, a brother of the Corporation’s President and CEO John Batten, serves as the Corporation’s Vice President of Marine and Propulsion. Timothy Batten’s total compensation for the fiscal year that ended June 30, 2024, including the fair value of equity-based awards granted under the Twin Disc, Incorporated 2021 Long- Term Incentive Compensation Plan in fiscal 2024, was approximately $503,000. This compensation arrangement is consistent with the compensation arrangements made available to other employees of the Corporation with similar years of experience and positions with the Corporation. Timothy Batten also participates in the Corporation’s benefit plans available to other employees of the Corporation in similar positions.

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DIRECTOR COMMITTEES AND ATTENDANCE

Meetings of the Board of Directors and Board Committees; Attendance

The Corporation’s Board of Directors met six times during the year ended June 30, 2024. Among incumbent Directors, there was one absence from these meetings. The Audit Committee met five times during the year. The Nominating and Governance Committee met two times during the year. The Compensation and Human Capital Committee met three times during the year. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which they served.

Director Committee Functions

Audit Committee

The Corporation has a separately-designated Audit Committee established in accordance with Section 3(a) (58)(A) of the Securities Exchange Act of 1934. The charter of the Audit Committee is available on the Corporation’s website, www.twindisc.com. It was most recently reviewed on July 31, 2024.

All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance. The Board of Directors has determined that each Audit Committee member (Mr. Johnson (Chair), Ms. Giesselman, Ms. Larimer and Mr. Olsen) qualifies as an “audit committee financial expert” within the meaning of SEC rules.

The Audit Committee’s purpose is to assist the Board of Directors in monitoring the:

•	Integrity of the Corporation’s financial statements;
•	Independent auditor’s qualifications and independence;
•	Performance of the Corporation’s internal audit function and the independent auditors; and
•	Corporation’s compliance with legal and regulatory requirements.

In carrying out these responsibilities, the Audit Committee, among other things:

•	Appoints the independent auditor for the purpose of preparing and issuing an audit report and to perform related work, and discusses with the independent auditor appropriate staffing and compensation;
•	Retains, as necessary or appropriate, independent legal, accounting or other advisors;
•

Oversees management’s implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and reviews the activities and recommendations of the Corporation’s internal auditing program;

•

Monitors the preparation of quarterly and annual financial reports by the Corporation’s management, including discussions with management and the Corporation’s independent auditors about draft annual financial statements and key accounting and reporting matters;

•

Determines whether the outside auditors are independent (based in part on the annual letter provided to the Corporation pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning indepen- dence); and

•	Annually reviews management’s programs to monitor compliance with the Corporation’s Guidelines for Business Conduct and Ethics.

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Nominating and Governance Committee

The Nominating and Governance Committee recommends nominees for the Board to the Board of Directors. The Committee will consider nominees recommended by shareholders in writing to the Secretary. In addition, the Committee develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Corporation, and reviews proposed changes in corporate structure and governance, committee structure and function, and meeting schedules, making recommendations to the Board as appropriate. The charter of the Nominating and Governance Committee is available on the Corporation’s website, www.twindisc.com. The independence of the Committee is in compliance with SEC regulations, the listing standards of the NASDAQ Stock Market and the Corporation’s Guidelines for Corporate Governance.

The Nominating and Governance Committee identifies candidates for Director nominees in consultation with the Chairman and Chief Executive Officer, through the use of search firms or other advisors, or through such other methods as the Committee deems to be helpful to identify candidates, including the processes identified herein. The Committee will also consider Director candidates recommended to the Committee by shareholders. The procedures for recommendation of nominees by shareholders are available on the Corporation’s web site, www.twindisc.com. Shareholder recommendations to the Committee for Director candidates shall follow the following procedures:

a.	The Committee must receive any such shareholder recommendations for Director candidates on or before the last business day in the month of March preceding that year’s annual meeting.
b.	Such recommendation for nomination shall be in writing and shall include the following information:
i.	Name and address of the shareholder, whether an entity or an individual, making the recommendation;
ii.	A written statement of the shareholder’s beneficial ownership of the Corporation’s securities;
iii.	Name and address of the individual recommended for consideration as a Director nominee;
iv.	A written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director;
v.	A written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the NASDAQ Stock Market;
vi.	A written statement disclosing the recommended candidate’s beneficial ownership of the Corporation’s securities;
vii.	A written statement disclosing relationships between the recommended candidate and the Corporation which may constitute a conflict of interest; and
viii.	Any other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Directors under the Securities Exchange Act.

c.	Recommendation for nomination must be sent to the attention of the Committee via the U.S. Mail or by expedited delivery service, addressed to:

Twin Disc, Incorporated

222 East Erie Street, Suite 400

Milwaukee, WI 53202

Attn: Nominating and Governance Committee

c/o Secretary of Twin Disc, Incorporated

In identifying potential candidates, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees set forth below. The Committee does not have a formal diversity policy, but it does consider a candidate’s potential to contribute to the diversity of viewpoints, backgrounds or experiences to the Board as one of many factors in choosing a candidate for the Board.

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In the end, candidates are selected based on their qualifications and skills and the needs of the Board as a whole, with the goal of having a Board composed of Directors with a diverse mix of financial, business, technological and other skills and experiences. The Committee may gather information about the candidates through interviews, background checks, or any other means that the Committee deems to be helpful in the evaluation process. The Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There is no difference in the manner by which the Committee evaluates potential Director nominees, whether recommended by the Board or by a shareholder.

The Nominating and Governance Committee evaluates each individual candidate in the context of the overall composition and needs of the Board, with the objective of recommending a group that can best manage the business and affairs of the Corporation and represent shareholder interests using its diversity of experience. A Director must have substantial or significant business or professional experience or an understanding of tech- nology, finance, marketing, financial reporting, international business, strategy, organization or other disciplines relevant to the business of the Corporation. A Director must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Board or of a Board committee. This does not preclude an otherwise qualified employee of the Corporation from serving as a Direc- tor, as long as the majority of Directors satisfies the independence requirements of the regulatory bodies. Each Director will be expected to review and agree to adhere to the Corporation’s Guidelines for Business Conduct and Ethics, as in effect from time to time. The Committee will consider these and other qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees.

Compensation and Human Capital Committee

Scope of Authority – The primary purpose of the Compensation and Human Capital Committee is: (i) to assist the Board in discharging its responsibilities in respect to the compensation of the Corporation’s executive officers and Directors; (ii) to produce an annual report for inclusion in the Corporation’s proxy statement on executive compensation; and (iii) to lead the process of management succession. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies of the Corporation.

The Compensation and Human Capital Committee charter expressly grants the Committee the authority and responsibility required by the listing standards of the NASDAQ Stock Market, which includes the ability to retain or obtain advice from a compensation consultant, legal counsel or other adviser, and to compensate and oversee the work of any compensation consultant, legal counsel or other adviser retained by the Committee. The Committee charter also requires the Committee to determine the independence of any such compensation consultant, legal counsel or other adviser to the extent required by the rules of the NASDAQ Stock Market.

The charter of the Compensation and Human Capital Committee is available on the Corporation’s website, www.twindisc.com. The Corporation last reviewed the Compensation and Human Capital Committee charter on January 31, 2024.

Composition – The Compensation and Human Capital Committee is composed exclusively of non-employee, independent Directors none of whom has a business relationship with the Corporation, other than in their capacity as Directors. The Compensation and Human Capital Development Committee reports to the entire Board.

Role of Consultants – The Compensation and Human Capital Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to ensure market competitiveness. Historically, the Committee engaged an independent compensation consultant for this purpose every two years. For fiscal 2024, the Committee engaged Pay Governance, LLC, an independent executive compensation advisory firm, to conduct a detailed review of competitive compensation levels for similar positions in similar industries. The Committee considered that information in setting executive compensation for fiscal 2024.

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Role of Executive Officers – The Compensation and Human Capital Committee makes all compensation decisions for the CEO, Mr. Batten, and approves recommendations for compensation actions for all other elected officers of the Corporation. As CEO, Mr. Batten annually reviews the performance of each elected officer with the Compensation and Human Capital Committee. Recommendations based on these reviews, including those pertaining to salary adjustments, bonus payouts and equity compensation, are presented to the Compensation and Human Capital Committee, which may exercise its discretion in modifying any of the recommendations presented. The Compensation and Human Capital Committee also reviews the performance of the CEO. It alone determines the salary adjustment, bonus payment and equity awards for Mr. Batten.

Committee Membership

In October of each year, the Board considers and approves committee membership for the coming year. The Board’s committees are currently comprised of the following Directors, with the Chairman of each Committee listed first:

	Compensation &	Nominating and
Audit	Human Capital	Governance
Johnson	Giesselman	Doar
Giesselman	Doar	Johnson
Larimer	Larimer	Olsen
Olsen

Attendance at Annual Meeting

The Corporation does not have a formal policy that its Directors attend the Annual Meeting of Shareholders, but they are expected to attend and the Corporation’s Directors historically have attended these meetings. All but one of the members of the Board of Directors attended last year’s annual meeting. The Board of Directors conducts its annual meeting at the Corporation’s headquarters on the same day as the Annual Meeting of Shareholders.

Stockholder Communication with the Board

The Board provides to every stockholder the ability to communicate with the Board as a whole, and with individual Directors on the Board, through an established process for stockholder communication (“Stockholder Communication”) as follows:

1.

Stockholder Communication to Entire Board. For Stockholder Communication directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

222 East Erie Street, Suite 400

Milwaukee, WI 53202

Attn: Chairman of the Board of Directors

2.

Stockholder Communication to Individual Director. For Stockholder Communication directed to an individual Director in his or her capacity as a member of the Board, stockholders may send such communication to the attention of the individual Director via U.S. Mail or by expedited delivery service:

Twin Disc, Incorporated

222 East Erie Street, Suite 400

Milwaukee, WI 53202

Attn: [Name of Individual Director]

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The Corporation will forward by U.S. Mail any such Stockholder Communication to each Director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such Stockholder Communication is addressed to the address specified by each such Director and the Chairman of the Board.

Communications from an officer or Director of the Corporation and proposals submitted by stockholders to be included in the Corporation’s definitive proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, (and related communications) will not be viewed as a Stockholder Communication. Communications from an employee or agent of the Corporation will be viewed as a Stockholder Communication only if such communications are made solely in such employee’s or agent’s capacity as a stockholder.

From time to time, the Board may change the process by which stockholders may communicate with the Board or its members. Please refer to the Corporation’s website, www.twindisc.com, for any changes to this process.

EXECUTIVE COMPENSATION

Introduction

Under rules of the Securities and Exchange Commission, the Corporation is required to describe the mate- rial components of compensation paid to anyone who served as the Corporation’s Chief Executive Officer during a fiscal year, its two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of the end of the fiscal year, and up to two additional individuals for whom such disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year (the “Named Executive Officers”). For the fiscal year ended June 30, 2024, the Corporation’s Named Executive Officers are:

•	John H. Batten, President and Chief Executive Officer; and

•	Jeffrey S. Knutson, Vice President – Finance, Chief Financial Officer, Treasurer and Secretary.

In the discussion that follows, we will explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Corporation’s commitment to provide value to our shareholders.

Executive Summary

Through the Board’s Compensation and Human Capital Committee (the “Committee”), the Corporation has established a compensation program that is designed to attract and retain key employees, and reward those employees for short-term and long-term performance of the Corporation as well as achieving individual objectives. To fulfill these goals, the compensation of the Corporation’s Named Executive Officers consists of a mix of base salary, annual incentives and long-term incentives. Base salary is intended to compensate the Corporation’s Named Executive Officers for services rendered during the fiscal year, their level of responsibility and experience within the industry and the Corporation, and their sustained individual performance. Annual incentives are designed to compensate the Named Executive Officers for achieving short-term corporate, business unit and individual performance goals. Long-term incentives are intended to reward executives for sustained performance of the Corporation and are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

A significant objective of the Corporation’s compensation philosophy is to align the interests of the Named Executive Officers with those of shareholders by paying for performance. Key elements of the Corporation’s compensation program that support the pay for performance philosophy include the following:

•

The Corporation seeks to set base salary and annual incentive compensation of its Named Executive Officers at the market median for companies of comparable size and in comparable industries, but also allows actual such pay to vary from the market median depending on individual and company performance and length of service within the industry and the Corporation.

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•

A significant portion of the compensation of the Corporation’s Named Executive Officers is tied to the performance of the Corporation, including annual incentives based on financial measurements that management of the Corporation considers important and long-term incentives that are heavily weighted in favor of equity-related awards (performance stock, restricted stock and restricted stock units).

•	The Corporation has stock ownership guidelines for each of its Named Executive Officers, thereby aligning their long-term interests with those of Corporation’s shareholders.

•

The Corporation promoted additional equity ownership beyond the performance period for the long-term incentive awards by including performance stock awards that are payable in stock as long-term incentive awards in FY2024.

The Corporation also maintains compensation practices that it believes are consistent with good governance. For example:

•

The Corporation’s agreements with its Named Executive Officers are designed to avoid excess parachute payments under Section 280G of the Internal Revenue Code, and thus do not provide for excise tax gross-ups for excess parachute payments.

•

The Corporation’s long-term incentive compensation plan (i) prohibits repricing of stock options and the repurchase of underwater options; (ii) limits the recycling of shares that may be awarded under the plan; and (iii) states that all awards are subject to the clawback requirements of any applicable law, the listing standards of the NASDAQ Stock Market, and any clawback policy adopted by the Committee, and provides mechanisms for the Corporation to enforce its recovery rights.

•

The Corporation’s change in control severance agreements with its Named Executive Officers contain “double trigger” provisions (i.e., both a change in control and an involuntary termination or resignation for good reason) in order for outstanding equity awards to vest and be paid.

•

The Committee considers internal pay equity when making compensation decisions, that is, whether employees within the Corporation are paid fairly relative to each other given their duties, experience and performance.

•	The Corporate Incentive Plan is performance-based and has caps on bonus payments.

•	The Committee annually evaluates the Corporation’s compensation programs to ensure that they do not encourage unnecessary risk-taking.

•

The Committee has adopted formal clawback policies that require the Committee to seek disgorgement of incentive pay from current or former executive officers of the Corporation if the Corporation is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under securities laws, and permit the Committee to seek disgorgement of incentive pay from current or former executive officers of the Corporation in the event of willful fraud or willful violation of the Corporation’s rules or applicable legal requirements that causes material financial or reputational harm to the Corporation.

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The following provides a brief overview of the highlights of the compensation received by the Corporation’s Named Executive Officers for the fiscal year that ended June 30, 2024:

•

At the beginning of FY2024, the Committee approved a 4% increase to the base salary of Mr. Batten and a 5% increase to the base salary of Mr. Knutson. These increases were in line with the Corporation’s budget for other non-executive officer key employees, and the resulting base salaries continued to position Messrs. Batten and Knutson near the market median for base salary.

•

The Committee determined that the Revenue and EBITDA percentage results exceeded the thresholds under the Corporate Incentive Plan, while the inventory as a percent of revenue objective was not met. In addition, the Committee determined that the two strategic objectives were fully met. As a result, the Named Executive Officers received payments under the Corporate Incentive Plan equal to 73.3% and 75.8% of the target amounts for Mr. Batten and Mr. Knutson, respectively.

•

The Corporation achieved greater than the target performance levels for its cumulative Average Return on Invested Capital goal (weighted 40%), and greater than the maximum performance levels for its cumulative sales revenue goal (weighted 30%) and its cumulative earnings per share (weighted 30%) for performance stock granted in 2021 under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan. As a result, the performance stock awards vested at approximately 148.7% of target.

As required by Section 14A of the Securities Exchange Act of 1934, the Corporation held its shareholder advisory vote on executive compensation at its October 26, 2023, Annual Meeting of Shareholders. The shareholders approved the say on pay proposal by a significant majority, with more than 90% of the votes cast in favor of the compensation paid to the Corporation’s Named Executive Officers. The Committee viewed this vote as support for the Corporation’s general compensation practices, and did not make significant changes to the Corporation’s overall compensation program for FY2025.

Compensation Philosophy and Objectives

Twin Disc believes that knowledgeable, motivated and dedicated employees can make the difference in the Corporation’s ability to execute business strategy and excel in the marketplace. The Committee believes it is in the best interest of the Corporation and its shareholders to fairly compensate the executive team to encourage high-level performance, resulting in increased profitability of the Corporation. Executives are compensated on the value of their contribution towards the success of the Corporation, in addition to their assigned scope of responsibilities.

Compensation includes opportunities for shared risks and rewards, and reflects the results of both individual performance and performance of the Corporation. In setting compensation, the Committee tries to ensure that the employees’ pay is fair when compared to others within the Corporation as well as when compared to employees at similar positions in other public companies of similar size and in similar industries. Twin Disc pays for the value of the job to the Corporation, considering the knowledge, skills and abilities required for each job and will pay market competitive compensation, in order to attract, retain and motivate top talent.

The key elements of our executive officers’ total compensation package are base salary, an annual incentive program, a long-term incentive program, and other benefits. Base salary is intended to compensate the executive for the responsibilities and scope of the job, reward sustained performance, and aid in retention. The annual incentive program is intended to reward the achievement of corporate and business unit annual operating goals that are key to the Corporation’s overall performance. The long-term incentive program is intended to reward achievement of sustainable, long-term performance goals, and aid in the retention of the executive, aligning the executive’s rewards with those of the shareholder. The goal of the Corporation’s compensation program is to provide competitive compensation that encourages and rewards individual and team performance for producing both short-term and long-term shareholder value.

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The Corporation believes that its executive officers should hold a meaningful stake in Twin Disc in order to align their economic interests with those of the shareholders. To that end, the Corporation has stock ownership guidelines. Stock ownership targets are equal to five times the annual base salary for our CEO, and two times the annual base salary for our CFO. Executive officers have a period of four years to attain their targeted ownership level. The Committee monitors compliance with this guideline, using its discretion to address non-attainment issues. Compliance is reviewed annually.

The Committee also seeks to structure compensation amounts and arrangements so that they do not result in penalties for the executive officers under the Internal Revenue Code. For example, Section 409A of the Internal Revenue Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of the Corporation’s compensation program so that they either are not characterized as deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Sections 280G and 4999 of the Internal Revenue Code and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executive officers upon a change in control and result in the loss of the compensation deduction for such payments for the executive’s employer. The Committee has structured the change in control payments under its severance agreements with the executive officers to avoid having benefits exceed the limitations and provisions of Sections 280G and 4999.

Each year, the Committee reviews with management the design and operation of the Corporation’s compensation programs, including the performance objectives and target levels used in connection with awards under the Corporation’s annual and long-term incentive programs. In addition, the Committee reviews all incentive plans for any risk-mitigating factors such as stock ownership guidelines, clawback provisions, multiple performance metrics, a cap on the incentive payout, mix of incentive compensation to total direct compensation, discretionary evaluation components and vesting requirements. The Committee also reviews the total maximum payout of the plans and the effect it has on the performance of the Corporation. While the goals that the Committee establishes are challenging, the Committee has concluded that these goals do not provide employees of the Corporation an incentive to take excessive risk. The Committee has concluded that the Corporation’s compensation policies and practices are not likely to have a material adverse effect on the Corporation.

Setting Executive Compensation

The elements of each executive’s compensation package include base salary, annual incentive compensation, long-term incentive compensation, benefits and perquisites. Changes to compensation are determined at the beginning of each fiscal year and are dependent upon several factors, including, but not limited to, scope of responsibilities, the Corporation’s performance, individual performance, and competitive market practices.

The Committee looks to establish total direct compensation (i.e., base salary, annual incentive compensation, and the target annualized value of long-term incentive compensation granted during the year) between the 50th and 75th percentile for public companies of a similar size and in a similar industry, with base salary and annual inventive compensation near the market median and long-term incentive compensation positioned between the 50th and 75th percentile. The Committee believes an executive’s base compensation and annual incentive compensation is competitive if it falls within a band of plus or minus 15% from the competitive median of data. Because a large portion of each executive’s long-term incentive compensation package consists of performance awards, actual payments of long-term incentive compensation and total direct compensation in any given year may fall significantly above or below the market median, based on the performance of the Corporation.

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The Committee periodically engages an independent consultant to review its compensation program for the executive officers of the Corporation, in order to provide information regarding market median compensation levels and the blend of short-term compensation to long-term types of compensation. The consultant provides the Committee information regarding market compensation practices and alternatives to consider when making compensation decisions for the executives. The consultant provides information to the Committee regarding the competitiveness of each element of compensation for comparable positions. In addition to competitive data, the Committee considers the executive’s level of experience, length of service in his or her position, the level of responsibility of the position, the performance of the Corporation and sustained individual performance when setting or approving compensation levels.

When it established executive compensation for FY2024, the Committee engaged Pay Governance LLC (“Pay Governance”), an independent compensation advisory firm, to conduct a review of competitive compensation levels for the CEO and CFO for similar positions in similar industries. For this analysis, Pay Governance referenced data from a selected peer group of public companies, as well as survey data, reflecting a market sample of companies consistent with Twin Disc’s industry and size. The Committee received information on the 25th, 50th and 75th percentiles of each element of executive compensation for comparable executive positions. The Committee used this data to determine the base salaries, target annual bonus percentages, target long-term incentive pay, and target total pay for Messrs. Batten and Knutson for FY2024. The Committee did not specify targeted individual companies from among the peer group developed by Pay Governance.

Base Salary

The Corporation provides executive officers with a base salary to compensate them for services rendered during the fiscal year, their level of responsibility, experience within the Corporation and time within their current role, and their sustained individual performance. Individual performance is measured through the Corporation’s annual performance evaluation process. Pay for individual performance rewards executives for achieving goals that may not be immediately evident in common financial measurements.

Base salaries are reviewed each year by the Committee. As discussed above, base salary levels have historically been compared to the market median (i.e. 50th percentile), as determined by using survey data and as determined by external consultants, in order to ensure executives are paid a competitive salary, aiding in attracting and retaining top-level executives.

Adjustments to base salaries are considered annually and may be based on individual, team or Corporation performance results, as well as other factors including changes to job scope or responsibilities. In addition, market adjustments to base salaries may be indicated when an incumbent is more than 15% below the market median and has been in the job longer than 2-3 years. Market adjustments may also be used to retain valuable employees in a competitive labor market.

The Committee uses a performance management system to set individual objectives for each executive. This system allows for the annual evaluation of both performance goal achievement and competency development. When evaluating individual performance, the Committee considers the executive’s effort in promoting corporate values; achieving both short and longer-term objectives; improving product quality; developing relationships with customers, suppliers, and employees; demonstrating leadership abilities among coworkers; and achievement of other individualized goals set as a part of the performance management process.

The Committee determines and approves base salary adjustments for the CEO, and approves base salary adjustments for the other members of the executive officer team based on recommendations from the CEO. Generally, executive base salaries are increased at rates comparable to the increases provided at other comparable companies and are at or near market levels.

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Annual Incentive Compensation

Executive officers and selected key management personnel participate in an annual incentive plan called the Corporate Incentive Plan (“CIP”). This plan provides executives with the opportunity to receive annual cash incentives for achieving corporate, business unit and individual performance goals once threshold performance levels are achieved.

The Committee reviews the CIP’s design annually and approves any CIP design changes or amendments. It also reviews and approves annual goals, and certifies the achievement of performance targets, based on the audited financial statements of the Corporation. Cash incentive payments are made after the end of each fiscal year, dependent upon corporate, business unit or individual goal achievement. In no event may the payout be more than 200% of the target.

An executive’s incentive payment under the CIP may be increased or decreased by up to 20%, at the discretion of the Committee, based on the recommendations of the CEO, if the executive’s individual performance goals are either exceeded or not achieved and based on other factors deemed important by the Committee. The Committee alone makes decisions regarding adjustments to the CEO’s annual incentive award.

Long-Term Incentive Compensation

The Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan (“LTI Plan”), which was approved by the Corporation’s shareholders at the annual meeting in October 2021, provides an opportunity for executive officers and key employees of the Corporation (and its subsidiaries) to acquire common stock of the Corporation or cash payments via stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance stock unit awards, performance unit awards and or dividend equivalent awards. In keeping with the Corporation’s commitment to provide a total compensation package that includes at-risk components of pay, the Committee annually evaluates the long-term incentives for each executive to insure they do not encourage excessively risky behaviors or decisions.

The granting of performance stock encourages a pay for performance approach, aligning the interests of the executive with the economic goals of the Corporation and the shareholders. The granting of restricted stock or restricted stock units is based on a number of factors that include rewarding sustained individual performance, increasing an executive’s ownership in the Corporation, and addressing retention concerns. Restricted stock or restricted stock units may also be used to incent executives in times of global economic instability when the future value of stock options, performance stock and performance stock units become more unpredictable.

The composition of an executive’s long-term compensation – e.g., performance stock and restricted stock – is determined by the Committee. The executive has no role or choice whether to receive incentive compensation in the form of performance stock, restricted stock, or other forms.

The Committee establishes the vesting criteria, including the performance goals that must be achieved in order for the awards to vest. The LTI Plan requires a minimum vesting, restricted or performance period of at least one year for all awards made under the LTI Plan, with the exception that up to five percent of the shares available for issuance under the LTI Plan may be awarded with a shorter vesting, restricted or performance period. However, vesting periods are typically three years. Grants are made at the beginning of each fiscal year, or as determined by the Committee, for the ensuing multi-year period.

The Committee uses survey information provided by external consultants as a guideline when considering long- term incentive awards for management. The Committee reviews competitiveness of awards under the LTI Plan annually and obtains a periodic independent review. In addition, the Committee reviews and approves LTI Plan changes as necessary and ensures the LTI Plan’s comply with shareholder approval requirements.

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Benefits

The Corporation believes it is necessary to also recognize the efforts of its officer group and senior management in the area of benefits. The Committee annually reviews the Corporation’s benefit programs for competitiveness and uses external consultants and surveys as a reference when necessary. It approves the addition, modification or deletion of any executive benefit program, as well as the eligibility of any specific executive for a program. Information regarding the Corporation’s benefit programs available to its Named Executive Officers follows the Outstanding Equity Awards at Fiscal Year-End table later in this Executive Compensation discussion.

Other Personal Benefits and Perquisites

Twin Disc’s Named Executive Officers, along with other executive officers and senior management, are oc- casionally provided a limited number of perquisites whose primary purpose is to minimize distractions from personal issues to focus the executive’s attention on important initiatives of the Corporation. An item is not a perquisite if it is integrally related to the performance of the executive’s duties.

Summary Compensation Table

The following table summarizes the “total compensation” of the Corporation’s Named Executive Officers for the fiscal year ended June 30, 2024. It should be noted that the total compensation as reported by the Summary Compensation Table follows specific requirements of the Securities and Exchange Commission for reporting compensation and does not reflect the target or actual compensation for the Named Executive Officers for the fiscal year.

Name and Principal Position	Year	Salary	(1) Stock Awards	(2) Non-Equity Incentive Plan Compensation	(3) Nonqualified Deferred Compensation Earnings	(4) All Other Compensation	Total
John H. Batten President and	2024	$676,746	$1,052,203	$674,516	$—	$163,048	$2,566,513
Chief Executive Officer	2023	$648,416	$1,092,881	$408,223	$—	$162,044	$2,311,564
Jeffrey S. Knutson Vice President – Finance,	2024	$398,564	$516,632	$257,045	$—	$36,281	$1,208,521
CFO, Treasurer and Sec’y	2023	$380,928	$536,605	$160,871	$—	$34,796	$1,113,200

(1)

Reflects the aggregate grant date fair value for each Named Executive Officer computed in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. The performance awards are calculated as of the grant date, based on the most probable outcomes of the respective performance goals. The aggregate grant date fair value of the performance-based awards granted in FY2024, assuming the maximum performance goals are achieved, are as follows: Mr. Batten, $1,262,638; and Mr. Knutson, $619,958. These calculations are based on the closing share price on the date of grant of $12.78.

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The following table presents separately the compensation expense recognized in FY2024 and in FY2023 for outstanding awards of performance stock (restricted stock units with performance conditions are included in the “Performance Stock” column), restricted stock and restricted stock units for Messrs. Batten and Knutson.

Name	Year	Performance Stock	Restricted Stock	Restricted Stock Units
John H. Batten	2024	$949,355	$278,889	$100,004
	2023	$668,577	$289,269	$100,004
Jeffrey S. Knutson	2024	$399,296	$136,731	$ 60,001
	2023	$257,167	$119,938	$ 60,001

(2)

Reflects cash bonuses earned in connection with achievement of specific performance targets under the Corporate Annual Incentive Plan, described in the narrative following the Summary Compensation Table.

(3)

This figure represents above-market earnings on the SERP benefits of Mr. Batten. Mr. Batten’s SERP benefit was credited with 3% in earnings, the minimum earnings rate under the SERP. Mr. Knutson does not participate in the SERP.

(4)	All Other Compensation consists of the following for each of the Named Executive Officers:

Name	401(k) Company Match	Retirement Savings Plan Contribution	Defined Contribution SERP	Life Insurance	Prerequisites and Personal Benefits	Total
John H. Batten	$11,692	$19,825	$72,592	$29,000	$29,939	$163,048
Jeffrey S. Knutson	$11,511			$24,770		$ 36,281

The Corporation’s Supplemental Executive Retirement Plan (“SERP”) was restated during FY2011 to provide a defined contribution formula for the benefits of Mr. Batten. Mr. Knutson does not participate in the SERP.

Messrs. Batten and Knutson participate in an endorsement split-dollar life insurance plan.

Perquisites and Personal Benefits for Mr. Batten for FY2024 consist of personal use of the company plane and, supplemental long-term disability premiums. The aggregate total of perquisites and personal benefits for the remaining Named Executive Officer was less than $10,000 for FY2024, and therefore need not be disclosed or included in such Named Executive Officer’s “All Other Compensation” total.

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Narrative Disclosure to Summary Compensation Table

Base Salary

For FY2024, the Committee increased the base salary of Mr. Batten by 4.5% and Mr. Knutson by 4.5% effective October 1, 2023.

Stock Awards Granted in FY2024

The amounts in the “Stock Awards” column of the Summary Compensation Table reflect awards made in FY2024 to the Named Executive Officers under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan. In FY2024, Messrs. Batten and Knutson received awards of performance stock. The Committee determined that the long-term incentive awards granted in FY2024 would use a combination of the following performance goals and weightings for the three-year performance period ending in FY2026: (i) average return on invested capital (50%), and (ii) cumulative EBITDA (50%). In addition, the possible range of long-term incentive payments for each performance goal is 50% to 200% of the target. These shares will vest on June 30, 2026 if the specific measures are achieved within the payout range.

In order to incent and retain the Corporation’s executives, restricted stock was also granted to Messrs. Batten and Knutson in FY2024. The restricted stock awards will vest on August 3, 2026, provided the executives remain employed with the Corporation until the vesting date.

Non-Equity Incentive Plan Compensation

The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table reflect cash bonuses earned in connection with achievement of specific performance targets under the Corporate Incentive Plan (“CIP”). For FY2024, the target bonuses as a percentage of base salary were set at 85% for

Mr. Batten and 55% for Mr. Knutson. The CIP targets for the Named Executive Officers were based on a combination of net sales, EBITDA percentage of net sales, and inventory percentage of net sales as well as on achievement of certain strategic objectives.

Objective	Weight	Target	Actual	Achieved
		Target: $293,000,000
Net Sales	20%	Threshold: $263,000,000	$295,127,000	107.3%
		Maximum: $322,000,000
		Target = 10.0%
EBITDA Percent of Net Sales	40%	Threshold = 9.0%	10.33%	132.6%
		Maximum = 11.0%
		Target = 41%
Inventory Percent of Net Sales	20%	Threshold = 47%	40.6%	106.8%
		Maximum = 35%
Strategic Objective	5%	Growth		100%
Strategic Objective	5%	European Consolidation		50%
Strategic Objective	10%	Individual Performance

Based upon the results described in the table above, the CIP paid at 115.9% and 118.4% of the target amounts for Mr. Batten and Mr. Knutson, respectively.

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Compensation Decisions Made by the Committee in FY2025

Since the end of FY2024, the Committee has taken the following actions with respect to the base salary, annual incentive compensation, and long-term incentive compensation for its Named Executive Officers.

Base Salary

At their meeting in July 2024, the Committee approved a 4.0% increase in the base salary of Mr. Batten and a 4.0% increase in the base salary of Mr. Knutson.

Annual Incentive Compensation

In July 2024, the Committee reviewed and approved the performance goals recommended for the CIP for FY2025. The CIP will pay out if certain net sales, EBITDA as a percentage of net sales, inventory as a percentage of net sales, and strategic objectives relating to growth and individual performance, are achieved for FY2025. The Committee set the target bonus percentages (as a percentage of base salary) for each of the Named Executive Officers for FY2024 as follows: 85% for Mr. Batten and 55% for Mr. Knutson.

Long-Term Incentive Compensation

In August 2023, the Committee reviewed the performance objective established in August of 2020 for the In July 2024, the Committee reviewed the performance objective established in August of 2021 for the vesting of performance stock granted in August 2021 under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan. The objective is listed below:

Performance Objective: Average Return on Invested Capital (also called Average Return on Total Capital), Cumulative Sales Revenue and Cumulative Earnings Per Share for the three fiscal years ending 6/30/2024 at the achievement levels specified below. Average Return on Invested Capital was weighted at 40% and Cumulative Sales Revenue and Cumulative Earnings Per Share are each weighted at 30% of the performance objective.

Performance of Objective as June 30, 2024
	Avg. Return on Invested Capital (a/k/a Avg. Return on Total Capital) (40%)	Cumulative Sales Revenue (30%)	Cumulative Earnings Per Share (30%)
Maximum	7.0%	$795,000,000	$1.6
Target	4.0%	$738,000,000	$1.0
Threshold	1.0%	$681,000,000	$0.4

“Average Return on Invested Capital” (also known as Average Return on Total Capital) is defined as the average amount of “Return on Invested Capital” for the three fiscal years of the Performance Period. Return on Invested Capital is measured as Net Operating Profit After Taxes (NOPAT) divided by Invested Capital, where NOPAT equals earnings from operations, less tax, calculated using the actual reported effective tax rate, and Invested Capital equals long-term debt plus shareholders equity.

“Cumulative Sales Revenue” is defined as the cumulative total of the amount reported as annual “Net Sales” in the Company’s financial statements for the three fiscal years of the Performance Period.

“Cumulative Earnings Per Share” is defined as the cumulative total of the amounts reported as “Diluted Earnings Per Share” for the three fiscal years of the performance period.

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The Committee determined, subject to audit, that for the three-year period ending June 30, 2024, the Corporation’s Average Return on Invested Capital was 6.81%, the Cumulative Sales Revenue was $815,000,000 and the Cumulative Earnings Per Share was $2.42. As a result, the Corporation achieved 146.8% of its Average Return on Invested Capital goal (weighted 40%), 150.0% of its Cumulative Sales Revenue goal (weighted 30%) and 150.0% of its Cumulative Earnings Per Share goal (weighted 30%). The Committee therefore determined that the performance stock would vest at 148.7% of target.

For FY2025, the awards use a combination of the following performance goals and weightings for the three fiscal year performance period ending June 30, 2027: (i) average return on invested capital (also known as average return on total capital) (50%), and (ii) cumulative EBITDA (50%). In addition, the possible range of long-term incentive payments for each performance goal will be 50%–200% of the target. The Committee awarded performance stock and restricted stock units as long-term incentive awards in FY2025.

Grants of Plan-Based Awards

The following table provides information on plan-based incentive awards granted to our Named Executive Officers during FY2024.

		Estimated Future Cash Incentive Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share or Unit Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other Stock awards; Number of shares of stock or units	Grant Date Fair Value of Stock and Option Awards (3)
John H. Batten
Cash Incentive		$290,991	$581,981	$1,163,963
Performance Stock Award (1)	8/3/2023				24,700	49,399	98,798		$631,319
Restricted Stock Award (2)	8/3/2023							32,933	$420,884
Jeffrey S. Knutson
Cash Incentive		$110,891	$221,781	$ 443,563
Performance Stock Award (1)	8/3/2023				12,128	24,255	48,510		$309,979
Restricted Stock Award (2)	8/3/2023							16,170	$206,653

(1)	Consists of performance stock awards, as discussed in the “Long-Term Incentive Compensation” section of the Executive Compensation discussion; eligible for vesting in 2026.
(2)	Consists of restricted stock awards with a vesting date of August 3, 2026. These stock awards will vest if the executive remains employed through the vesting date.
(3)	The grant date fair values are calculated using the closing price of Twin Disc shares on August 3, 2023 (the grant date) of $12.78.

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Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of restricted stock, performance stock and restricted stock unit awards held by our Named Executive Officers on June 30, 2024. The Named Executive Officers had no outstanding exercisable or unexercisable options outstanding on June 30, 2024.

Stock Awards
Name and Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
John H. Batten
8/4/2021	20,952 (1)	$246,815	— (3)	—
8/3/2022	48,251 (2)	$568,397	144,752 (4)	$1,705,179
8/3/2023	32,933 (2)	$387,951	98,798 (5)	$1,163,840
Jeffrey S. Knutson
8/4/2021	12,571 (1)	$148,086	— (3)	—
8/3/2022	23,691 (2)	$279,080	71,074 (4)	$ 837,252
8/3/2023	16,170 (2)	$190,483	48,510 (5)	$ 571,448

(1)	Reflects non-vested restricted stock unit awards that are scheduled to vest three years from the date of grant.
(2)	Reflects non-vested restricted stock awards that are scheduled to vest three years from the date of grant.
(3)

Does not include performance stock awards granted on August 4. 2021 based on the three-year performance period ending June 30, 2024. To the extent such awards vested, they vested on June 30, 2024, and were no longer outstanding as of the fiscal year ending June 30, 2024.

(4)

Reflects non-vested restricted stock unit awards with performance conditions (Batten) and performance stock awards (Knutson) scheduled to vest on June 30, 2025 based on three-year performance period ending June 30, 2025. Because the Corporation achieved greater than the target performance goals during the last fiscal year, figures are shown based on achieving maximum performance goals.

(5)

Reflects non-vested performance stock awards scheduled to vest on June 30, 2026 based on three-year performance period ending June 30, 2026. Because the Corporation achieved greater than the target performance goals during the last fiscal year, figures shown are based on achieving maximum performance goals.

(6)	Values were calculated using $11.78 per share, the closing price of the Corporation’s common stock as of June 28, 2024, the last trading day of the fiscal year.

Retirement Benefits

Qualified Retirement Plans

The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Only Mr. Batten participates in this program and he is eligible for retirement as of June 30, 2024.

Employer contributions under the Savings Plan are based on a percentage of annual compensation, from 4.5% to 6.5%, based on years of service. This contribution is deposited into an individual investment account, in which the individual directs his or her own investment elections, within an array of choices.

The Savings Plan does not allow employee contributions. Employer contributions, which are made annually, are 100% vested.

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The Twin Disc, Incorporated Retirement Plan for Salaried Employees (“Retirement Plan”) provides non-contributory retirement benefits to all Twin Disc, Incorporated salaried employees hired prior to October 1, 2003. Eligibility for retirement occurs upon reaching one of the following age and service requirements: a) Age 65 with 5 years of service; b) Age 60 with 10 years of service; c) 30 years of service at any age; or d) age plus service equals 85 points. Only Mr. Batten participates in this program and he is eligible for retirement as of June 30, 2024.

Prior to January 1, 1997, Retirement Plan benefits were based upon both years of service and the employees’ highest consecutive 5-year average annual compensation during the last 10 calendar years of service. As of December 31, 1996, the then-current accrued benefits under the Retirement Plan were frozen and the Retirement Plan was amended to provide for future accruals under a cash-balance program. Mr. Batten is eligible for a benefit under the cash-balance program.

Subsequently, the Retirement Plan was amended to freeze all future benefit accruals, effective August 1, 2009.

The definition of compensation for purposes of calculating the pension benefit includes W-2 income, excluding any expense reimbursements or taxable fringe benefits, and is limited by the IRS maximum compensation as determined each year. In calendar years 2022, 2023, and 2024 the annual limits were $305,000, $330,000, and $345,000, respectively.

Benefits under the frozen Retirement Plan are payable in a monthly annuity form, with either a single life or joint and survivor life benefit option. Benefits under the cash balance program are payable in a lump sum payment, or single life or joint and survivor annuity benefit options.

The Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan (“401(k) Plan”) is a tax-qualified retirement savings plan to which all Twin Disc, Incorporated employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Service on a pre-tax or after- tax (Roth) basis. The Corporation matches 50% of the first 8% of pay that is contributed to the 401(k) Plan. All contributions to the 401(k) Plan, as well as any matching contributions, are fully vested upon contribution.

Supplemental Executive Retirement Plan

The Corporation extends a supplemental retirement plan, called the Twin Disc, Incorporated, Supplemental Executive Retirement Plan (“SERP”), to certain qualified officers. It is the Corporation’s current practice to not add new officers to the SERP. Mr. Batten is the only employee eligible to participate in the SERP. The SERP benefit is calculated as the additional benefit that the participant would have received at retirement under the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees and the frozen Twin Disc, Incorporated Retirement Plan for Salaried Employees, but for the limitation on compensation due to certain regulations used in determining benefits under those plans. SERP benefits of all Named Executive Officers who are eligible participants are stated as individual accounts.

The SERP benefit is payable in two lump sum payments, which are paid on or about the first and second February 1st in the years following retirement. However, if the commencement of benefits is based on the participant’s separation from service, the first payment will not be made sooner than six months after the participant’s separation. The maximum payment in any given year is $500,000 and any amounts in excess of $500,000 will be paid in the third and subsequent years following retirement.

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Executive Life Insurance

The Corporation provides an endorsement split-dollar life insurance benefit to certain Named Executive Officers who were in their positions prior to January 1, 2015. The Corporation’s current practice is to not provide this benefit to new officers. While employed, the death benefit for an executive is generally equal to three times his or her annual base salary, although exceptions may occur due to other compensation arrangements. At the later of retirement or the 15th anniversary of the policy, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value. At that time, the ownership of the remaining policy and corresponding cash values are transferred to the executive. Information regarding this benefit is detailed in the “All Other Compensation” column of the Summary Compensation Table.

Officers who obtained their positions on or after January 1, 2015 are eligible for a term life insurance benefit equal to approximately three times their base salary, subject to certain limitations that may apply regarding insurability or maximum insurance levels.

Agreements Providing Payments Following Termination or Change in Control

Change in Control Agreements

The Corporation has change in control severance agreements with each of its executive officers, which were most recently updated in August 2022. If a change in control occurs (as defined in the agreements) and the executive thereafter terminates employment under circumstances specified in the agreements, the executive is entitled to certain severance benefits. Severance benefits for Named Executive Officers would consist of the sum of the executive’s annual base salary (as defined in the agreements) in effect immediately prior to the circumstances giving rise to the executive’s termination, plus the greater of the executive’s annual bonus for the fiscal year preceding termination (or, if no annual bonus was paid in that year, the average of the annual bonuses for the three fiscal years preceding termination) or target annual bonus for the fiscal year of termination, times a multiple (2.5 for Mr. Batten, 2.0 for Mr. Knutson). In addition, the executive would be entitled to the cash value over the exercise price of any shares of common stock subject to unexercised stock options held by the executive, and fringe benefits would continue for 24 months following termination. The agreements are specifically designed to avoid having benefits exceed the limitations and provisions of Section 280G of the Internal Revenue Code.

The performance stock and performance stock unit award agreements and the restricted stock and restricted stock unit grant agreements between the Corporation and its Named Executive Officers have certain change in control provisions. Specifically, if a change in control (as defined in the agreements) occurs and the employee thereafter terminates employment under circumstances specified in the agreements, all performance stock and performance stock units immediately vests as if the performance objectives had been fully achieved, all restricted shares shall become freely transferable and non-forfeitable, and all restricted stock units shall immediately vest and the related shares shall be delivered.

The following information describes the payments to each Named Executive Officer in the event of a termina- tion of employment as a result of retirement, death, disability, termination for cause, voluntary termination prior to retirement, and involuntary termination (or resignation for good cause) following a change in control.

Normal or Early Retirement. For purposes of the following discussion, retirement means termination of employment after the Named Executive Officer reaches age 65, or after the Named Executive Officer reaches age 60 with 10 years of service, which is how retirement is defined in the SERP and the award agreement for performance stock. Named Executive Officers who participate in the Twin Disc, Incorporated Retirement Plan for Salaried Employees and the Twin Disc, Incorporated Retirement Savings Plan for Salaried Employees may also retire after 30 years of service at any age, or if their age plus service equals 85 points, but these definitions of retirement are not considered in the following discussion because they do not affect the amounts required to be disclosed in the tables below. None of the Named Executive Officers are currently eligible for retirement.

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Medical benefits are only available to Twin Disc retirees hired before October 1, 2003 and who are not yet Medicare-eligible. Eligibility for retiree medical benefits ends upon reaching Medicare eligibility.

Restricted stock and restricted stock units without performance conditions are forfeited if retirement occurs before the restrictions on such shares or units have ended.

Performance stock, performance stock units and restricted stock units with performance conditions will be paid after the end of the relevant performance period, but only if the performance objectives are achieved. The stock or units are prorated based on actual employment during the performance period.

Stock options must be exercised within 30 days of termination or they expire.

The Corporation’s SERP is available for certain Named Executive Officers who qualify for a retirement benefit under the Corporation’s pension plans. Mr. Batten is currently the only participant.

For those executives eligible for an endorsement split-dollar life insurance policy, the ownership of the life insurance will be transferred from the Corporation to the executive at the later of retirement or the 15th anniversary of the policy. At the time of transfer, the Corporation will recover its share of the total premiums paid throughout the life of the policy from the cash value or alternatively, receive direct reimbursement from the executive.

Death while Employed. In the event of death of a Named Executive Officer while actively employed, the executive’s estate would receive payment for any base salary earned, but not yet paid. In addition, any vacation accrual not used would also be paid to the estate.

Restricted stock and restricted stock units vest and become payable per the terms of the individual grant agreement. The estate would receive the payment of shares.

Performance stock and performance stock units will immediately vest after the Employee’s termination of employment due to death and be paid as if the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Options will fully vest and pass to the estate, or as directed by a will, and must be exercised within one year from date of death.

Disability. In the event of termination of employment due to disability, a Named Executive Officer would receive benefits under the Corporation’s short-term and long-term disability plans, generally available to full- time salaried employees. Benefits are reduced for any social security pension eligibility.

Restricted stock and restricted stock units vest and become payable per the terms of the individual grant agreements.

Performance stock and performance stock units immediately vest after the Employee’s termination of employment due to disability and are paid assuming the maximum performance target has been achieved. The stock or units are prorated based on actual employment during the performance period.

Termination for Cause. An executive is not eligible for any additional benefits upon termination for cause, unless the Compensation and Human Capital Committee would determine that severance payments are appropriate.

Voluntary Termination Prior to Retirement. An executive is not entitled to any additional forms of severance payments in the event of a voluntary termination, prior to becoming eligible for retirement.

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Involuntary Termination (or Resignation for Good Cause) Following Change in Control. The Corporation has entered into Change in Control Severance Agreements with each of our Named Executive Officers. The agreements provide that if the executive experiences an involuntary termination (or resigns for good reason, as defined) within two years following a change in control of the Corporation, the executive will receive the following benefits:

•

a severance payment equal to (a) a specified multiple, times (b) the sum of (i) the executive’s annual base salary in effect immediately prior to the date of termination (or, if employment terminates for good reason due to a reduction in base salary, the executive’s annual base salary in effect immediately prior to the reduction,) plus (ii) a bonus component, equal to the greater of: (A) the annual bonus awarded to the executive under the Corporation’s annual Corporate Incentive Plan (“CIP”) for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (or, if no annual bonus was received for such fiscal year, the average of the annual bonuses awarded to the executive under the CIP for the three fiscal years immediately preceding the fiscal year in which the date of termination occurs), or (B) the executive’s target annual bonus under the CIP for the fiscal year in which the date of termination occurs. In addition, the following benefits would also become payable:

•	twenty-four months of benefit continuation,
•	current value of all outstanding stock options,
•	restricted stock immediately vest,
•	restricted stock units immediately vest and shares will be issued, and
•

performance stock and performance units immediately vest, and stock or cash is paid under the agreements as if the maximum performance objective was achieved. The cash payment is equal to the number of performance stock units granted to the employee multiplied by the fair market value of the Corporation’s common stock as of the effective date of such change in control.

Pay Versus Performance

The following information under the “Pay Versus Performance” heading should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), the following table presents information regarding compensation paid to our Chief Executive Officer (the “CEO”) and our other named executive officers shown in the Summary Compensation Table (collectively, the “Non-CEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how the Corporation or the Committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including three years of data and are not including a peer group total shareholder return or company-selected measure.

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Fiscal Year Ended June 30 (1)	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs (2)	Investment Based on Total Shareholder Return (3)	Net Income (in thousands)
2024	$2,566,513	$2,877,213	$1,208,521	$1,328,191	$131.91	$12,383
2023	$2,311,564	$3,097,928	$1,113,200	$1,369,844	$ 78.36	$10,380
2022	$2,483,615	$ 866,618	$ 688,426	$ 278,002	$ 63.05	$10,467

(1)

The amounts reported in the “Summary Compensation Table Total for CEO” column are the amounts of total compensation reported for John H. Batten for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. The amounts reported in the “Average Summary Compensation Table Total for Non-CEO NEOs” column are the amounts of total compensation reported for Jeffrey S. Knutson for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)

The following amounts were added and deducted from the Summary Compensation Table amounts to determine the compensation actually paid to the Corporation’s CEO and the Non-CEO NEOs in accordance with SEC regulations:

	CEO				Non-CEO NEO Average
	2024	2023	2022		2024	2023	2022
Summary Compensation Table (SCT) Total	$2,566,513	$2,311,564		$2,483,615	$1,208,521	$1,113,200	$688,426
Minus amounts reported under “Stock Awards” column in SCT	$1,052,203	$1,092,881		$1,096,472	$516,632	$536,605	$246,710
Minus amounts reported under “Option Awards” column in SCT	—	—		—	—	—	—
Plus fair value (as of fiscal year-end) of awards granted during fiscal year that remain outstanding and unvested as of fiscal year-end	$969,871	$1,358,260		$632,741	$476,207	$666,907	$142,369
Plus/minus change in fair value from prior fiscal year-end to current fiscal year-end of awards granted in any prior fiscal year that are outstanding and unvested as of fiscal year-end	$316,947	$326,645		$(1,128,601)	$124,589	$117,059	$(287,922)
Plus increase in fair value (as of vesting date) of awards granted during fiscal year that vest during the same fiscal year	—	—		—	—	—	—
Plus/minus change in fair value (as of vesting date) from prior fiscal year-end to vesting date of awards granted in any prior fiscal year that vested during fiscal year	$76,085	$194,340	$	(24,665)	$35,506	$9,283	$1,840
Minus fair value (as of end of prior fiscal year) of awards granted in any prior fiscal year that were forfeited during fiscal year	—	—		—	—	—	—
Plus value of dividends or other earnings paid on stock or option awards during fiscal year prior to vesting date not included in SCT total compensation	—	—		—	—	—	—
Total Adjustments	$310,700	$786,364		$(1,616,997)	$119,670	$256,644	$(598,567)

(3)	Assumes $100 was invested in the Corporation for the period starting July 1, 2022, through the end of the listed fiscal year.

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Relationship Between Compensation Actually Paid and TSR

The chart below shows the relationship between the compensation actually paid to the Corporation’s CEO and the average compensation actually paid to the Corporation’s other NEOs, and Corporation’s cumulative TSR (total shareholder return, based on an initial investment of $100 on July 1, 2021) over the three most recently completed fiscal years.

Compensation Actually Paid and Cumulative TSR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
0
Compensation Actually Paid
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
Investment Value
6/30/2022
6/30/2023
6/30/2024
Fiscal Year Ending
CEO
Avg non-CEO NEO's
Investment Value

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Relationship Between Compensation Actually Paid and Net Income

The chart below shows the relationship between the compensation actually paid to the Corporation’s CEO and the average compensation actually paid to the Corporation’s other NEOs, and the Corporation’s net income over the three most recently completed fiscal years.

Compensation Actually Paid and Net Income
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
0
Compensation Actually Paid
$13,000,000
$12,000,000
$11,000,000
$10,000,000
$9,000,000
$8,000,000
$7,000,000
$6,000,000
$5,000,000
Net Income
6/30/2022
6/30/2023
6/30/2024
Fiscal Year Ending
CEO
Avg non-CEO NEO's
Net Income

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Director Compensation

The following table summarizes information regarding the compensation received by each of our non-employee Directors during FY2024:

Name	Year	Fees Earned or Paid in Cash	Value of Stock Awards (1)	All Other Compensation	Total
Michael Doar (2)	2024	$ 10,000	$135,000		$145,000
Janet Giesselman	2024	$ 77,500	$ 72,500		$150,000
David Johnson (2)	2024	$ 51,250	$103,750		$155,000
Kevin Olsen	2024	$ 62,500	$ 72,500		$135,000
Michael Smiley	2024	$116,500	$ 72,500	$62,500 (3)	$251,500
Juliann Larimer	2024	$ 62,500	$ 72,500		$135,000

(1)

Value of Stock Awards is computed as of the date of grant in accordance with Financial Accounting Standards Board ASC Topic 718. Mr. Doar held 9,796 shares of restricted stock and Mr. Johnson held 7,597 shares of restricted stock as of the end of FY2024. Each other director held 5,397 shares of restricted stock as of the end of FY2024.

(2)

The value of Messrs. Doar and Johnson’s stock awards includes shares of restricted stock issued in lieu of quarterly cash retainers, pursuant to an irrevocable election made under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors. Such shares will vest on the first anniversary of the date of issuance.

(3)

This amount represents a pension benefit that Mr. Smiley receives quarterly following his initial retirement from the Board in 2018. Upon his return to the Board in August 2019, he was no longer eligible to earn benefits under the director retirement plan (described below), as this retirement program had been closed effective January 2018. Mr. Smiley will continue to receive this benefit through 2026.

Director Compensation Plan

Outside Directors of the Corporation (i.e., non-Corporation employees) are paid an annual retainer fee composed of both cash and restricted shares of Twin Disc stock. The restricted shares are issued under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”). The mix of cash and stock is determined by the Board of Directors on an annual basis. The cash portion is paid quarterly, while the stock portion of the retainer is awarded annually, at the annual shareholders meeting in October. The restricted shares awarded at a shareholders meeting will vest as of the subsequent annual shareholders meeting.

Under the 2020 Directors’ Plan, Directors have the option to elect to receive all or a portion of their quarterly base cash retainer in restricted shares of Twin Disc stock. The restricted shares will vest one year after the date that the quarterly cash retainer payment would have been made.

Committee chairs are paid an annual fee in addition to the annual retainer. The chair of the Audit Committee receives $20,000, the chair of the Compensation and Human Capital Committee receives $15,000 and the chair of the Governance Committee receives $10,000. The annual Chairman’s fee is $54,000.

Director stock ownership guidelines are in place for the outside Directors of the Corporation. These guidelines will set a target ownership level of three times the value of the Director annual retainer fee, exclusive of committee chair fees. Directors will have a period of five years to attain their targeted ownership level. The Compensation and Human Capital Committee monitors compliance with this guideline, using its discretion to address nonattainment issues.

Outside Directors who reach the age of 72 are required to retire from the Board of Directors effective as of the completion of their current term. Retired outside Directors will be entitled to an annual retirement benefit equal to the cash portion of the total annual retainer amount last paid to the Director prior to retirement, exclusive of committee chair fees. Retirement benefits will be payable for a term equal to the Director’s years of service or life, whichever is shorter. In January of 2018, the Board voted to close this retirement program to new directors, with current participants continuing in the program, as described above, until their retirement. In May of 2020, the Board voted to cap the maximum annual benefit at $62,500 and cap the maximum service years equal to 15 years. For those Directors who already had more than fifteen years of service at the time of the change, their benefit immediately freezes at their current service years, with no additional accruals.

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Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of the Corporation’s other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference therein.

The Audit Committee charter reflects standards set forth in SEC regulations and NASDAQ Stock Market rules. All members of the Audit Committee are independent, as defined in Rule 5605 of the listing standards of the NASDAQ Stock Market.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met five times during fiscal 2024.

As part of its responsibilities, and as set forth in its charter, the Audit Committee met with both management and the Corporation’s independent accountants to review and discuss the audited financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent accountants. The Committee’s review included discussion with the independent accountants of matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Committee received the written disclosures and the letter required from the independent accountants pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence. The Committee also discussed with RSM US LLP matters relating to its independence.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Corporation’s audited financial statements in the Corporation’s annual report on Form 10 K for the fiscal year ended June 30, 2024, for filing with the Securities and Exchange Commission.

Audit Committee

David W. Johnson, Chair

Janet P. Giesselman

Juliann Larimer

Kevin M. Olsen

July 31, 2024

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding the Corporation’s equity-based compensation plans as of the end of the most recently completed fiscal year:

Plan Category	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Price of Outstanding Options, Warrants and Rights	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	361,761 (1)	N/A	521,550 (2)
Equity Compensation Plans Not Approved By Shareholders	0	N/A	0
TOTAL	361,761 (1)	N/A	521,550 (2)

(1)

Includes 114,512 shares of performance stock that may be issued as of June 30, 2025, 72,376 shares of stock that may be issued as of June 30, 2025 under restricted stock unit awards with performance conditions, and 119,349 shares of performance stock that may be issued as of June 30, 2026, all under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan assuming the target performance goals are achieved. As of June 30, 2024, the Corporation believes that it is likely that the performance goals for the awards that may be issued as of June 30, 2025 and June 30, 2026 will be achieved above target. Also includes 55,524 restricted stock units that are scheduled to vest on August 4, 2024 issued under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan.

(2)	Consists of 521,550 shares of the Corporation’s common stock issuable under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during fiscal 2024, we believe that all required reports were timely filed.

GENERAL

The Corporation will bear the cost of the solicitation of proxies. The firm of Georgeson Inc., New York, NY has been retained to assist in solicitation of proxies for the Annual Meeting at a fee not to exceed $11,000 plus expenses.

Management does not know of any other business to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote upon such matters in their discretion in accordance with the authorization of the proxy.

If you do not contemplate attending the Annual Meeting, we respectfully request that you direct your vote via the Internet or by telephone, or (if you received paper copies of the proxy materials) by filling in, signing and returning the accompanying proxy at your earliest convenience. If you are a registered shareholder of the Corporation, you may transmit your voting instructions via the Internet by accessing www.investorvote.com/ twin or by telephone at 1-800-652-8683. If you hold your shares through an intermediary, such as a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone – your voting form will provide you with instructions. If you are returning a paper copy of your proxy, it must be delivered to the Secretary either in person, by mail, or by messenger, and it must be received by the Secretary not less than forty-eight (48) hours prior to the date of the Annual Meeting.

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APPENDIX A

TWIN DISC, INCORPORATED

AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

1.1 Purpose. The purpose of the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”) is to promote the overall financial objectives of Twin Disc, Incorporated (the “Company”) and its majority owned subsidiaries (“Subsidiaries”) by providing opportunities for officers, key employees, and Consultants of the Company or its Subsidiaries selected to participate in the Plan, as well as directors of the Company who are not employees of the Company (“Non-Employee Directors”) (each a “Participant”), to acquire Common Stock of the Company (“Common Stock”), and to receive Common Stock or cash bonuses upon attainment of specified financial goals of the Company or its Subsidiaries. The Plan gives the Compensation and Human Capital Committee of the Company’s Board of Directors, or such other committee as the Board of Directors shall designate (the “Committee”), the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash-settled restricted stock unit awards, performance stock awards, performance stock unit awards, performance unit awards and/or dividend equivalent awards (collectively, “Awards”) to eligible officers, key employees and Consultants of the Company or its Subsidiaries. For purposes of the Plan, “Consultant” means any natural person (or wholly-owned corporate alter ago of a natural person) that performs bona fide services to the Company or a Subsidiary, other than as an employee or director of the Company, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act of 1933.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1 Effective Date. The Plan, as amended and restated herein, shall become effective on the date that it is approved by the Company’s Board of Directors (the “Effective Date”), provided that shareholders of the Company’s Common Stock approve the Plan by a majority of votes cast at a meeting of such shareholders before the first anniversary of the Effective Date. Awards may be made under the Plan on or after the Effective Date and prior to shareholder approval of the Plan, but no shares shall be issued under the Plan prior to such shareholder approval. Notwithstanding any terms of the Plan to the contrary (except as provided in the last sentence of this Section 2.1):

(a)	Options issued under the Plan prior to such shareholder approval shall not be exercisable unless and until such shareholder approval occurs;

(b)	SARs issued under the Plan that would be settled in shares of Common Stock shall not be exercisable unless and until such shareholder approval occurs;

(c)

If an event occurs prior to such shareholder approval that would otherwise result in issuance of shares prior to such shareholder approval (including, for example, termination of a Participant’s employment or service due to death or disability), such shares shall not be issued unless and until such shareholder approval occurs; and such shares shall be issued no later than 2½ months after the date of such shareholder approval occurs (or, if later, the first day of the seventh month following the Participant’s termination of employment or service for reasons other than death).

If the shareholders do not approve the Plan before the first anniversary of the Effective Date, any Awards made under the Plan shall be null and void. Notwithstanding the foregoing, Awards of Restricted Stock may be made to Non-Employee Directors from the remaining shares under the Twin Disc, Incorporated 2020 Stock Incentive Plan for Non-Employee Directors (the “2020 Directors’ Plan”) pursuant to the terms of the 2020 Directors’ Plan prior to shareholder approval of the Plan.

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2.2 Term. No Award may be granted more than ten years after the Effective Date.

2.3 Post-Term Activity. Subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Awards:

(a)	Awards granted within the term of the Plan as set forth in Section 2.2, , may be exercised, paid out, or modified more than ten years after the adoption of the Plan; and

(b)	Restrictions on Restricted Stock, Restricted Stock Units, and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.

2.4 Effect of Shareholder Approval or Disapproval. If the Company’s shareholders approve this amended and restated Plan before the first anniversary of the Effective Date, no new awards shall be made under the 2020 Directors’ Plan, and any future awards to Non-Employee Directors shall be made under this Plan or a subsequent equity compensation plan approved by the Company’s shareholders. If the Company’s shareholders do not approve this amended and restated Plan before the first anniversary of the Effective Date:

(a)	the 2020 Directors’ Plan shall remain in effect and awards may continue to be made under the 2020 Directors’ Plan subject to the terms of the 2020 Directors’ Plan; and

(b)	the version of this Plan as in effect prior to the Effective Date shall remain in effect as if the Plan had not been amended and restated.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1 Maximum Number. Subject to the adjustments provided in Article XI below, the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 1,636,550, which consists of the previously-approved 715,000 shares of Common Stock reserved for issuance under the Plan prior to this amendment and restatement; 521,550 shares of Common Stock that remain available for issuance under the 2020 Directors’ Plan; and 400,000 newly authorized shares of Common Stock. Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise. Because Cash-Settled Restricted Stock Units and Performance Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units and Performance Stock Units shall not count against the 1,636,550 maximum described in this paragraph. Shares that are available for issuance under this Article III may be used to satisfy Awards made under the Plan prior to the Effective Date of the amendment and restatement of the Plan.

3.2 Availability of Shares for Award. Any Award or portion of an Award that is settled in cash and not in shares of Common Stock shall not be counted against the share limit in Section 3.1. In addition, if (i) an Award lapses, expires, terminates, or is cancelled without the issuance of shares of Common Stock under the Award; (ii) the Administrator determines during or at the conclusion of the term of an Award that all or a portion of the shares of Common Stock that would be subject to issuance under the Award will not be issued because the conditions for such issuance have not been or will not be satisfied; (iii) shares of Common Stock are forfeited under an Award; or (iv) shares of Common Stock are issued under an Award and the Company later reacquires them pursuant to rights reserved by the Company upon the issuance of such shares; then the shares of Common Stock subject to such Award shall again be available for the grant of a new Award under the Plan. Notwithstanding the foregoing:

(a)

Shares of Common Stock that are received by the Company in connection with the exercise of an Award, including shares tendered in payment of a Stock Option’s or an SAR’s exercise price or shares tendered to the Company for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.

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(b)

In the event that only net shares are issued upon exercise of a Stock Option, upon the exercise of a SAR settled in shares of Common Stock, or upon the issuance of shares of Common Stock following the lapse of restrictions on Restricted Stock Units or the satisfaction of performance goals with respect to Performance Stock, the gross number of shares associated with such Award shall be counted against the 1,636,550 maximum described in Section 3.1.

(c)	In no event will shares that are repurchased on the open market using Option exercise proceeds be added back to the Plan.

3.3 Non-Employee Director Award Limitation. The aggregate grant date fair value (as determined in accordance with FASB ASC Topic 718 or any successor provision) of all Awards granted during any fiscal year of the Company to any individual Non-Employee Director shall not, when added to any cash compensation received by such Non-Employee Director for such fiscal year, exceed $500,000.

ARTICLE IV

ADMINISTRATION

4.1 General Administration. The Board of Directors shall have the authority to grant Awards to Non- Employee Directors, and shall have the discretionary authority to determine all issues with respect to the interpretation and administration of the Plan and Awards granted under the Plan to Non-Employee Directors. The Committee shall have the authority to grant Awards to Participants other than Non-Employee Directors, and shall have discretionary authority to determine all issues with respect to the interpretation and administration of the Plan and Awards granted under the Plan to Participants other than Non-Employee Directors. As used herein, the term “Administrator” shall mean the Board of Directors with respect to Non-Employee Directors, and shall mean the Committee with respect to all Participants other than Non-Employee Directors.

4.2 Powers of the Administrator. Subject to the terms of the Plan and applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), the Administrator shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees and Consultants who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of Options granted under the Plan; (vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements; (viii) to decide whether a Stock Appreciation Right Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; (xi) to interpret the Plan and/or any agreement entered into under the Plan; (xii) to delegate to the Chief Executive Officer of the Company the authority to grant Awards under the Plan to employees and Consultants of the Company or its Subsidiaries who are not directors or executive officers of the Company, subject to the limitations set forth in the Plan; and (xiii) to make all other determinations necessary or advisable for the administration of the Plan.

4.3 Committee. The Committee shall consist of at least two directors, each of whom shall be a “non- employee director” as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.

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4.4 Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, and subject to acceleration as described in Sections 8.1, 8.2, and 9.1, no Awards granted under the Plan shall have a vesting, restricted or performance period (as applicable) of less than one year from the date of grant (or, in the case of Awards issued to Non-Employee Directors on the date of an annual meeting of the Company’s shareholders, continued service up to the date of the following annual meeting of shareholders); provided, however, that Awards that result in the issuance of an aggregate of five percent (5%) of the shares of Common Stock available pursuant to Section 3.1 may be granted to any one or more Participants without regard to such minimum vesting, restricted or performance provisions.

4.5 Compliance with Code Section 409A. All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1 Eligibility. An Award may be granted under the Plan to Non-Employee Directors, and to those key employees (including officers) and Consultants of the Company or its present or future Subsidiaries who, in the opinion of the Administrator, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

ARTICLE VI

AWARDS

6.1 Types of Awards. Awards under the Plan may be granted in any one or a combination of the following:

(a)

Stock Options. A Stock Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Stock Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Option. The agreement governing the award of a Stock Option shall designate whether such Stock Option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any Stock Option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option. In the case of an incentive stock option, if the aggregate fair market value (determined on the date of grant) of the Shares with respect to which all incentive stock options (within the meaning of Code Section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any affiliate that is required to be included under Code Section 422) exceeds $100,000, such Stock Option automatically shall be treated as a non-qualified stock option to the extent this limit is exceeded.

(i)

Exercise Price. The exercise price per share of the Common Stock purchasable under a Stock Option shall be determined by the Administrator, but shall not be less than the fair market value per share of Common Stock on the date the Stock Option is granted (or, if the Stock Option is intended to qualify as an incentive stock option, not less than 110% of the such fair market value if the Stock Option is granted to an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of the Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a “10% Shareholder”)). For this and all other purposes under the Plan, the fair market value shall be the mean between the highest and lowest quoted selling prices per share of Common Stock on the NASDAQ Stock Market on the date of grant; provided, that if the Common Stock ceases to be listed on the NASDAQ Stock Market, the Administrator shall designate an alternative method of determining the fair market value of the Common Stock.

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(ii)

Option Period. A Stock Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Administrator. A Stock Option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

(iii)

No Repricings or Repurchases of Underwater Stock Options Permitted. Except in connection with a transaction or event described in Article XI, the terms of outstanding Stock Options may not be amended to reduce the exercise price of the outstanding Stock Options or cancel the outstanding Stock Options in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original Stock Options without stockholder approval.

(b)

Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.1(b)(i)(3) or 6.1(b)(ii) below, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Appreciation Right. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan (“Tandem SARs”), or may be granted on a stand-alone basis (“Stand Alone SARs”).

(i)	Tandem SAR’s.

(1)	Grant. Tandem SARs may be granted in connection with non-qualified or incentive stock options, but may only be granted at the time of grant of such associated Stock Options.

(2)	Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

(3)

Exercise. Upon the exercise of a Tandem SAR, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the exercise price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised. The exercise of Tandem SARs shall require the cancellation of a corresponding number of Stock Options to which the Tandem SARs relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SARs to which the Stock Options relate.

(4)

Expiration or Termination. A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

(ii)

Stand Alone SAR’s. A Stand Alone SAR may be granted at such time and for such term as the Administrator shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR. Upon exercise of a Stand Alone SAR, the Participant shall be entitled to receive, in cash, Common Stock, or a combination of both (as determined by the Administrator), an amount equal to the fair market value per share of Common Stock over an exercise price specified in the agreement governing the grant of the Stand Alone SAR (which exercise price shall not be less than the fair market value per share of Common Stock on the date the Stand Alone SAR is awarded), multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

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(iii)

No Repricings or Repurchases of Underwater SARs Permitted. Except in connection with a transaction or event described in Article XI, the terms of outstanding SARs may not be amended to reduce the exercise price of the outstanding SARs or cancel the outstanding SARs in exchange for cash, other awards or Stock Options or SARs with an exercise price that is less than the exercise price of the original SARs without stockholder approval.

(c)

Restricted Stock Awards. Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of termination of employment or service. The minimum restriction on shares of Restricted Stock shall be one year of continued service by the Participant (or, in the case of shares of Restricted Stock issued to Non-Employee Directors on the date of an annual meeting of the Company’s shareholders, continued service up to the date of the following annual meeting of shareholders), although the Administrator may impose longer service requirements and/ or additional restrictions. Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock. A sale of Restricted Stock to a Participant shall be at such price as the Administrator determines, which price may be substantially below the fair market value of the Common Stock at the date of grant.

(i)

Lapse of Restrictions. The Administrator shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon continued employment or service of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Administrator deems appropriate.

(ii)

Rights of Holder of Restricted Stock. Except for the restrictions on transfer and/or the Company’s option to repurchase the Restricted Shares, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends. Notwithstanding the foregoing, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant only if, when and to the extent the underlying shares of Restricted Stock vest. Cash or stock dividends payable with respect to shares of Restricted Stock that are forfeited shall also be forfeited. Cash or stock dividends payable under this paragraph shall be paid as soon as practicable after the restrictions on the shares of Restricted Stock to which such dividends relate lapse (but no later than the 15th day of the third month of calendar year after the calendar year in which such restrictions lapse). Cash dividends shall be paid with an appropriate rate of interest, as determined by the Administrator. The Administrator shall not have the discretion to override the provisions of this Section 6.1(c)(ii).

(iii)

Certificates. The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed. If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant. Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

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(iv)

Payment of Annual Board Retainer in Restricted Stock. The Board may designate that all, or such portion as it shall from time to time designate, of the annual retainer payable to Non- Employee Directors for service as members of the Board (exclusive of any committee chair or meeting fees) be paid in shares of Restricted Stock. In such event, as of the date of each annual meeting of shareholders of the Company, each Non-Employee Director who is elected or re-elected to the Board at such meeting or who continues to serve on the Board after such meeting shall receive an award of Restricted Stock equal to the portion of the annual retainer so designated. The number of shares of Restricted Stock shall be based on the annual retainer in effect for Non-Employee Directors who are elected or re-elected to the Board or who continue to serve on the Board, and shall be determined by dividing the dollar value of the portion of such annual retainer designated as payable in Restricted Stock by the arithmetic mean of the daily volume weighted average price per share of Common Stock traded on the NASDAQ Stock Market for each of the 20 consecutive trading days immediately preceding the date of the annual meeting of shareholders, and rounding down to the nearest whole share. If the Common Stock ceases to be listed on the NASDAQ Stock Market, the Board shall designate an alternative method of determining the number of shares of Restricted Stock. A Non-Employee Director who is elected or appointed to the Board between annual meetings of shareholders shall be granted an award of Restricted Stock as of the date of his or her election or appointment, based on the proportionate share of the annual retainer as of the date of his or her election or appointment and the portion of such proportionate share designated by the Board as payable in Restricted Stock. With respect to shares of Restricted Stock awarded under this Section 6.1(c) (iv), such restrictions shall lapse as of the date of the annual meeting of shareholders that is subsequent to the date the Restricted Stock was awarded (or such later date as established by the Board), unless such restrictions lapse earlier due to the termination of the Non-Employee Director’s service on the Board as a result of death or disability as provided in Section 8.1 or Section 8.2.

(v)

Election to Receive Restricted Stock in Lieu of Cash Retainer Fee. With respect to the portion of the annual retainer payable to Non-Employee Directors for service as members of the Board (exclusive of any committee chair or meeting fees) that the Board designates will be payable in cash, a Non-Employee Director may elect to receive all or a portion of such amount in the form of an Award of Restricted Stock. Any such election shall be made in writing and shall be delivered to the Company no later than the “Election Deadline,” which is defined as the last day of the Semi-Annual Period prior to the Semi-Annual Period in which the portion of such annual retainer to which the election relates will be earned. For this purpose, a “Semi-Annual Period” is a six-month period defined by the Board on a consistent basis for all of the Company’s Non- Employee Directors based on the timing of the Company’s cash retainer payments to its Non- Employee Directors. As of such Election Deadline, a Non-Employee Director’s election to receive all or a portion of the annual retainer that will be earned in the following Semi-Annual Period in the form of Restricted Stock shall be irrevocable. Any such retainer fee that the Non-Employee elects to receive in the form of Restricted Stock in lieu of cash shall be converted to a fixed number of shares of Restricted Stock by dividing the dollar value of the cash that would otherwise have been paid to the Participant by the arithmetic mean of the daily volume weighted average price per share of Common Stock traded on the NASDAQ Stock Market for each of the 20 consecutive trading days immediately preceding the date such payment would have been made, and rounding down to the nearest whole share. The Board shall have the sole right to determine whether and under what circumstances to permit elections under this Section 6.1(c) (v) and to impose such limitations and other terms and conditions thereon as the Board deems appropriate. With respect to shares of Restricted Stock awarded under this Section 6.1(c)(v), such restrictions shall lapse on the first anniversary of the date that the cash would have otherwise been paid to the Non-Employee Director (or such later date as established by the Board), unless such restrictions lapse earlier due to the termination of the Non-Employee Director’s service on the Board as a result of death or disability as provided in Section 8.1 or Section 8.2.

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(d)

Restricted Stock Unit Awards. Restricted Stock Units consist of the right to receive a specified number of shares of Common Stock upon the lapse of a substantial risk of forfeiture. The minimum restriction on Restricted Stock Units shall be one year of continued service by the Participant (or, in the case of shares of Restricted Stock issued to Non-Employee Directors on the date of an annual meeting of the Company’s shareholders, continued service up to the date of the following annual meeting of shareholders), although the Administrator may impose longer service requirements and/ or additional restrictions. There is no purchase or exercise price associated with Restricted Stock Units or with the shares issued in settlement of the award. Participants have no voting rights or rights to receive cash dividends with respect to Restricted Stock Units until shares of Common Stock are issued in settlement of such awards. However, the Administrator may grant restricted stock units that entitle the holders to receive Dividend Equivalent Awards, as described in Section 6.1(i) below.

(i)

Lapse of Restrictions. The Administrator shall establish the conditions under which the restrictions applicable to Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment or service of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Administrator deems appropriate.

(ii)

Timing of Payments. Shares of Common Stock due under Restricted Stock Units shall be issued as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse. Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(e)

Cash-Settled Restricted Stock Unit Awards. Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture. The minimum restriction on Cash-Settled Restricted Stock Units shall be one year of continued service by the Participant (or, in the case of shares of Restricted Stock issued to Non-Employee Directors on the date of an annual meeting of the Company’s shareholders, continued service up to the date of the following annual meeting of shareholders), although the Administrator may impose longer service requirements and/ or additional restrictions. The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the fair market value of a share of Common Stock as of the date the substantial risk of forfeiture lapses.

(i)

Lapse of Restrictions. The Administrator shall establish the conditions under which the restrictions applicable to Cash-Settled Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment or service of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Administrator deems appropriate.

(ii)

Timing of Payments. Payments of amounts due under Cash-Settled Restricted Stock Units shall be made as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse.

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(f)

Performance Stock Awards. Performance Stock Awards are artificial shares that are contingently granted to a Participant, which entitle the Participant to actual shares of Common Stock, if predetermined objectives are met. Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant.

(i)

Performance Goals. The Administrator shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Stock Award may be based upon one or more of the following criteria, as determined by the Administrator, or upon such other business criteria as the Administrator shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Administrator may establish targets under one or more of the foregoing performance goals based on single year or multi year periods. In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a depart- ment of the Company or an affiliate, or upon any other factors or criteria as the Administrator shall determine.

(ii)

Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Administrator shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable transfer of shares of Common Stock shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(g)

Performance Stock Unit Awards. A Performance Stock Unit shall entitle the Participant to receive a cash payment equal to the fair market value of a share of Common Stock of the Company as of the Vesting Date, if predetermined objectives are met. The “Vesting Date” shall be the last day of the performance period for which a performance goal is established.

(i)

Performance Goals. The Administrator shall establish one or more performance goals with respect to each grant of a Performance Stock Unit. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Stock Unit Award may be based upon one or more of the following criteria, as determined by the Administrator, or upon such other business criteria as the Administrator shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Administrator may establish targets under one or more of the foregoing performance goals based on single year or multi year periods In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Administrator shall determine.

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(ii)

Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Administrator shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(h)

Performance Unit Awards. Performance Unit Awards entitle the participant to cash payments (or, at the election of the Administrator, their equivalent in shares of Common Stock), if predetermined objectives are met. Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock.

(i)

Performance Goals. The Administrator shall establish one or more performance goals with respect to each grant of a Performance Unit Award. The performance goals may be tailored to meet specific objectives. Payment or vesting a Performance Unit Award may be based upon one or more of the following criteria, as determined by the Administrator, or upon such other business criteria as the Administrator shall determine in its sole discretion: gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return. The Administrator may establish targets under one or more of the foregoing performance goals based on single year or multi year periods. In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a depart- ment of the Company or an affiliate, or upon any other factors or criteria as the Administrator shall determine.

(ii)

Certification of Satisfaction of Performance Goals. Following the completion of a period for which performance goals have been established, the Administrator shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(i)

Dividend Equivalent Awards. Dividend Equivalent Awards entitle the Participant to receive payment having a value equal to the dividends that would be payable with respect to a specified number of shares of Common Stock during a specified period, if the Participant owned that number of shares of Common Stock. Dividend Equivalent Awards may be granted on a free-standing basis or in connection with another Award, except that Dividend Equivalent Awards may not be granted with respect to Stock Options or SARs. Any Dividend Equivalent Awards relating to an underlying Award shall be paid only if, when and to the extent such underlying Award vests, and the value of a Dividend Equivalent Award payable with respect to an underlying Award that does not vest shall be forfeited. Payments of amounts due under a stand-alone Dividend Equivalent Award shall be made as soon as practicable after the applicable restrictions lapse or the vesting conditions are satisfied, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse or such vesting conditions are satisfied.

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6.2 Written Agreements. Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant. Until such agreement has been entered into between the Company and the Participant, the Participant shall have no rights in any Award approved by the Administrator.

ARTICLE VII

PAYMENT FOR AWARDS

7.1 General. Payments required, if any, upon a Participant’s exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Administrator shall determine in its discretion and in such manner as is consistent with the Plan’s purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON BENEFITS

8.1 Termination by Reason of Death. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Administrator, if a Participant incurs termination of employment or service due to death:

(a)

Any unexpired and unexercised Stock Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Stock Options or Stock Appreciation Rights were fully vested at the time of the Participant’s death) by the deceased Participant’s estate or by a person who acquired the right to exercise the Stock Option or Stock Appreciation Right by bequest or inheritance for a period of one year immediately following the date of death, or until the expiration of the Stock Option or Stock Appreciation Right if shorter.

(b)

Any restrictions on shares of Restricted Stock shall lapse and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be fully vested in the Restricted Stock.

(c)

Any restrictions on Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be issued the number of shares of Common Stock represented by such Restricted Stock Units. Such shares shall be issued as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

(d)

Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s death. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

(e)

The Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her death relative to the period for which performance is measured, and shall be determined as if the target performance objective had been attained; provided, that for any Participant who received an Award under the Twin Disc, Incorporated 2021 Long-Term Incentive Compensation Plan or the Twin Disc, Incorporated 2018 Long-Term Incentive Compensation Plan prior to November 1, 2021 (each a “Grandfathered Participant”), the prorated payout shall be determined as if the maximum performance objective had been attained. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

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(f)

Dividend Equivalent Awards that are unvested or subject to restrictions shall immediately vest and such restrictions shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment equal to the amount of dividend equivalents credited to the Participant. Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

8.2 Termination by Reason of Disability. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Administrator, if a Participant incurs termination of employment or service due to disability:

(a)

Any unexpired and unexercised Stock Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Stock Options or Stock Appreciation Rights were fully vested at the time the Participant became disabled) for a period of three years (except for incentive stock options, in which case the period shall be one year) immediately following the date of such termination of employment or service, or until the expiration of the Stock Option or Stock Appreciation Right if shorter. The Participant’s death at any time following such termination due to disability shall not affect the foregoing. In the event of termination due to disability, if an incentive stock option is exercised more than one year after such termination of employment or service (or such other time period as may apply under Section 422 of the Code), such Stock Option shall thereafter be treated as a non-qualified stock option.

(b)	Any restrictions on shares of Restricted Stock shall lapse and the Participant shall be fully vested in the Restricted Stock.

(c)	Any restrictions on Restricted Stock Units shall lapse, and the Participant shall be issued the number of shares of Common Stock represented by such Restricted Stock Units.

(d)

Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s termination of employment or service.

(e)

The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment or service due to disability relative to the period for which performance is measured, and shall be determined as if the target performance objective had been attained; provided, that for any Grandfathered Participant (as defined in Section 8.1(e)), the prorated payout shall be determined as if the maximum performance objective had been attained. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service due to disability, or (ii) the date of the Participant’s death.

(f)

Any Dividend Equivalent Awards that are unvested or subject to restrictions shall immediately vest and such restrictions shall lapse, and the Participant shall receive a cash payment equal to the amount of dividend equivalents credited to the Participant.

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Unless otherwise defined in the agreement governing the grant of an Award, “disability” shall mean a mental or physical illness or injury that entitles the Participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such a plan, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or a Subsidiary. Notwithstanding the foregoing, a “disability” shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense. The determination of disability shall be made by the Administrator. The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

8.3 Voluntary Termination Before Retirement or Termination for Cause. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Administrator, if a Participant voluntarily terminates his or her employment or service before retirement or is terminated for cause:

(a)

Any unexpired and unexercised Stock Options and/or Stock Appreciation Rights held by such Participant shall immediately terminate. The death or disability of the Participant after such a termination of employment or service shall not renew the exercisability of any Stock Option or Stock Appreciation Right.

(b)

All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Administrator shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(c)

All Restricted Stock Units, Cash-Settled Restricted Stock Units, and Dividend Equivalent Awards still subject to restriction or vesting conditions shall be forfeited by the Participant, except the Administrator shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units, Cash-Settled Restricted Stock Units, and/or Dividend Equivalent Awards.

(d)	All Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards shall be forfeited by the Participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, “termination for cause” shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company’s established practices policies or guidelines applicable to the Participant or (ii) the Participant’s act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

8.4 Other Termination. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Administrator, if a Participant’s employment or service terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above:

(a)

Any unexpired and unexercised Stock Options and/or Stock Appreciation Rights held by such Participant shall thereupon terminate, except that any such Stock Option or Stock Appreciation Right, to the extent vested on the date of the Participant’s termination, may be exercised by the Participant for a period of three years (except for incentive stock options, in which case the period shall be (3) three months) immediately following the date of such termination of employment or service, or until the expiration of the Stock Option or Stock Appreciation Right if shorter. The death or disability of the Participant after such a termination of employment or service shall not extend the time permitted to exercise a Stock Option or Stock Appreciation Right.

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(b)

All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Administrator shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant’s shares of Restricted Stock.

(c)

All Restricted Stock Units, Cash-Settled Restricted Stock Units, and Dividend Equivalent Awards still subject to restriction or vesting conditions shall be forfeited by the Participant, except the Administrator shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock Units, Cash-Settled Restricted Stock Units, and/or Dividend Equivalent Awards.

(d)

The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards if and when the performance goals are achieved. The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment or service relative to the period for which performance is measured, and the extent to which the performance goals are achieved as certified by the Administrator. Such payment shall be made as soon as practicable following the completion of the of the period for which performance goals have been established, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

Unless otherwise defined in the agreement governing the grant of an Award, “retirement” shall mean the Participant’s termination of employment or service after attaining either age 65, or age 60 with the accrual of 10 years of service.

8.5 Forfeiture of Non-Employee Director Awards. Notwithstanding any provision in the Plan to the contrary, an Award to a Non-Employee Director that remains subject to transfer restrictions or vesting conditions shall be immediately forfeited if:

(a)	the Non-Employee Director is recommended by the Company to be re-elected to the Board and fails to be re-elected to the Board by the shareholders of the Company in that election; or

(b)

the Non-Employee Director is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the Participant’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company)

ARTICLE IX

TERMINATION FOLLOWING CHANGE IN CONTROL

9.1 General. This Article IX shall apply to Awards made to Participants other than Non-Employee Directors. Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, and notwithstanding any provision of this Plan to the contrary, if an event constituting a Change in Control of the Company occurs and a Participant either terminates employment or service for Good Reason or is involuntarily terminated by the Company without cause after the Change in Control:

(a)

outstanding Stock Options awarded to the Participant that are not yet fully exercisable shall immediately become exercisable in full, and in lieu of shares of Common Stock issuable upon the exercise of Stock Options, the Participant shall receive an amount in cash for each such Stock Option equal to (i) the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or service or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over (ii) the per share exercise price of such Stock Option. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death;

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(b)

outstanding Stock Appreciation Rights (whether Tandem SARs or Stand Alone SARs) awarded to the Participant that are not yet fully exercisable shall immediately become exercisable in full, and the Participant shall receive an amount in cash for each such Stock Appreciation Right equal to (i) the higher of the closing price of shares of Common Stock reported on the NASDAQ Stock Market on the date of termination of employment or service or the highest per share price for shares of Common Stock actually paid in connection with any Change in Control of the Company, over (ii) the per share exercise price of such Stock Appreciation Right. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death;

(c)	the transferability provisions and the forfeitability provisions relating to Restricted Stock shall immediately cease to apply;

(d)

the forfeitability provisions relating to Restricted Stock Units shall immediately cease to apply, and the Participant shall be issued the number of shares of Common Stock represented by such Restricted Stock Units.

(e)

the forfeitability provisions relating to Cash-Settled Restricted Stock Units shall immediately cease to apply, and a cash payment shall be made based on the fair market value of the Company’s Common Stock on the date of the Participant’s termination of employment or service. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death;

(f)

Performance Stock Awards granted hereunder shall immediately vest and shares of Common Stock underlying the award shall be delivered as if the target performance objectives had been fully achieved; provided, that for any Grandfathered Participant (as defined in Section 8.1(e)), the shares of Common Stock underlying the award shall be delivered as if the maximum performance objective had been fully achieved. The delivery of such shares shall occur on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death; and

(g)

Performance Stock Units granted hereunder shall immediately vest and a cash payment shall be made as if the target performance objective had been fully achieved; provided, that for any Grandfathered Participant (as defined in Section 8.1(e)), the payment shall be made as if the maximum performance objective had been fully achieved. Such cash payment shall be equal to the target (or maximum, for a Grandfathered Participant) number of performance stock units granted to the Participant multiplied by the fair market value of the Company’s common stock as the Participant’s termination of employment or service. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death;

(h)

Performance Unit Awards granted hereunder shall immediately vest and a cash payment shall be made as if the target performance objective had been fully achieved; provided, that for any Grandfathered Participant (as defined in Section 8.1(e)), the payment shall be made as if the maximum performance objective had been fully achieved. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death; and

(i)

Dividend Equivalent Awards granted hereunder shall immediately vest and a cash payment shall be made equal to the amount of dividend equivalents credited to the Participant. Such payment shall be made on the earlier of (i) the first day of the seventh month following the date of the Participant’s termination of employment or service, or (ii) the date of the Participant’s death.

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9.2 Non-Waiver. The Participant’s continued employment or service with the Company, for whatever duration, following a Change in Control of the Company shall not constitute a waiver of his or her rights with respect to this Article IX. The Participant’s right to terminate his or her employment or service pursuant to this Section 9.2 shall not be affected by his or her incapacity due to physical or mental illness.

9.3 Definitions and Additional Rules. For purposes of this Article IX:

(a)	“Good Reason” shall mean, without the Participant’s written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

(i)

the assignment to the Participant of duties, responsibilities or status that constitute a material diminution in the Participant’s duties, responsibilities or status or a material reduction or alteration in the nature or status of the Participant’s duties and responsibilities;

(ii)

a material reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change in Control of the Company or as the same shall be increased after the Change in Control of the Company;

(iii)	a material change in the geographic location at which the Participant must provide services; or

(iv)

a material change in or termination of the Company’s benefit plans or programs or the Participant’s participation in such plans or programs (outside of a good faith, across-the-board reduction of general application) in a manner that effectively reduces their aggregate value.

(b) “Change in Control of the Company” shall be deemed to occur in any of the following circumstances:

(i)

if there occurs a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not the Company is then subject to such reporting requirement;

(ii)

if any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than John Batten or any member of his family (the “Batten Family”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, except that any acquisition of securities of the Company directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company) shall not constitute a Change in Control of the Company;

(iii)

if at any time after the Effective Date, individuals who as of the Effective Date constitute the Board of Directors (as of the Effective Date, the “Incumbent Board”) shall cease to constitute a majority of the Board of Directors; provided however, that any person becoming a director after the Effective Date whose appointment or nomination for election to the Board of Directors was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; and provided further, that no such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c) shall be deemed to have been a member of the Incumbent Board; or

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(iv)

upon the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the consummation of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets.

(c)	To constitute a termination for Good Reason hereunder:

(i)	Termination of employment or service must occur within two years following the existence of a condition that would constitute Good Reason hereunder; and

(ii)

The Participant must provide notice to the Company of the existence of a condition that would constitute Good Reason within 90 days following the initial existence of such condition. The Company shall be provided a provided a period of 30 days following such notice during which it may remedy the condition. If the condition is remedied, the Participant’s subsequent voluntary termination of employment or service shall not constitute termination for Good Reason based upon the prior existence of such condition.

ARTICLE X

NONTRANSFERABILITY

10.1 General. Unless otherwise provided in an agreement governing the grant of an Award, a Participant’s rights shall be exercisable during the Participant’s lifetime only by the Participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Stock Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.

ARTICLE XI

ADJUSTMENT PROVISIONS

11.1 General. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions), the total number of shares reserved for issuance under this Plan, the number of shares covered by or subject to each outstanding Award, the number of outstanding Cash-Settled Restricted Stock Units and the number of outstanding Performance Stock Units, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed.

11.2 Reorganization, Sale, etc. Awards granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from the consummation of a reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

11.3 Substitutions and Assumptions. If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant. The number and kind of such stock options and other rights shall be determined by the Administrator and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future Participants of this Plan. The number of shares reserved for issuance pursuant to Article III may be increased by the corresponding number of options or other benefits assumed, and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

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ARTICLE XII

AMENDMENT AND TERMINATION OF PLAN AND CLAWBACKS OF AWARDS

12.1 Amendment and Termination of Plan. The Board, without further approval of the Company’s shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)	no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent; and

(b)

no amendment of the Plan shall, without the approval of the Company’s shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the require- ments as to eligibility for an Award under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

12.2 Clawback of Awards. All Awards, and all amounts paid or payable with respect to all Awards (including any property, such as shares of Common Stock, received in connection with any exercise or vesting of any Awards, and any proceeds received from the disposition of any such property), shall be subject to clawback under the Twin Disc, Incorporated Mandatory Clawback Policy and the Twin Disc, Incorporated Discretionary Clawback Policy (as such policies may be amended or restated from time to time), as well as any additional clawback policies adopted by the Board of Directors or the Committee from time to time, any applicable law (including but not limited to Section 304 of the Sarbanes Oxley Act of 2002), and the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

ARTICLE XIII

MISCELLANEOUS

13.1 Unfunded Status of Plan. It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

13.2 Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Stock Option or Stock Appreciation Right granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Administrator regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld. For Awards payable in shares of Common Stock, the Participant shall satisfy such withholding obligation with Common Stock that is part of the Award or that is received upon the exercise or vesting of the Award that gives rise to the withholding requirement, and such shares of Common Stock shall be valued at their fair market value on the date the tax withholding is effective. The fair market value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable maximum statutory tax withholding rates. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. If the Participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

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13.3 No Guaranty of Employment. Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the Participant. Except as may be provided in a written contract, the Company or Subsidiary and each of the Participants continue to have the right to terminate the employment relationship at any time for any reason.

13.4 Controlling Law. The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

13.5 Headings. The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

13.6 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.7 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.8 Entire Agreement. This Plan and any agreements governing the grant of Awards hereunder to any Participant constitute the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

TWIN DISC, INCORPORATED 2024 ANNUAL REPORT | PROXY | 71

TWIN DISC, INCORPORATED 2024 ANNUAL REPORT | PROXY | 72

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Online

Go to **www.investorvote.com/twin** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by October 30, 2024 at 11:59 A.M., Eastern time.

Notice of Internet Availability of Proxy Materials

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report on Form 10-K are available at:

http://ir.twindisc.com/proxy

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/twin.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before October 16, 2024 to facilitate timely delivery.

2 N O T C O Y

041AUA

Notice of Internet Availability of Proxy Materials

Twin Disc, Incorporated's Annual Meeting of Shareholders will be held on October 31, 2024 at the Offices of von Briesen & Roper, s.c., 411 East Wisconsin Avenue, Suite 1000, Milwaukee, WI 53202 at 2:00 P.M. local time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Directions on how to attend the Twin Disc, Incorporated 2024 Annual Meeting of Shareholders to vote in person are available on Twin Disc's website at www.twindisc.com/directions or by calling the office of the Corporate Secretary at 262-638-4242.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/twin.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Twin Disc, Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by October 16, 2024.

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 30, 2024 at 11:59 A.M., Eastern time.

Online
Go to **www.investorvote.com/twin** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/twin

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2024 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4:

1. ELECTION OF DIRECTORS:

01 - Janet P. Giesselman 02 - David W. Johnson

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 ☐ 02 ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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1 U P X 6 2 2 9 4 6

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041ASA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 31, 2024.
The Proxy Statement and the 2024 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/twin

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 31, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael Doar and Michael C. Smiley and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held Thursday, October 31, 2024 at 2:00 P.M., local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

TWIN DISC.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1, 2, 3 AND 4:

1. ELECTION OF DIRECTORS:

01 - Janet P. Giesselman   02 - David W. Johnson

☐ **Mark here to vote FOR all nominees**   ☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.   01 ☐ 02 ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 6 2 2 9 4 6

041ATA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 31, 2024.
The Proxy Statement and the 2024 Annual Report on Form 10-K are available at: **http://ir.twindisc.com/proxy**

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

TWIN DISC, INCORPORATED

Annual Meeting of Shareholders – October 31, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael Doar and Michael C. Smiley and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Twin Disc, Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Twin Disc, Incorporated to be held Thursday, October 31, 2024 at 2:00 P.M., local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Items to be voted appear on reverse side)